UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
SKILLSOFT PUBLIC LIMITED COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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SKILLSOFT PUBLIC LIMITED COMPANY

(REGISTERED IN IRELAND — NO. 148294)

NOTICE OF ANNUAL GENERAL MEETING

Notice is Hereby Given that the ANNUAL GENERAL MEETING of SkillSoft Public Limited Company (the “Company”), a corporation organized under the laws of Ireland, will be held at the offices of Maples and Calder, Solicitors, 40 Lower Baggot Street, Dublin 2, Ireland on September 28, 2006, at 8:30 a.m., local time (the “Meeting”), for the purpose of transacting the following business:

ORDINARY BUSINESS

1.  To receive and consider the consolidated financial statements of the Company for the fiscal year ended January 31, 2006 and the Report of the Directors and Auditor thereon. (Resolution 1)

2.  To re-elect as a director P. Howard Edelstein, who retires by rotation and, being eligible, offers himself for re-election in accordance with the Company’s Articles of Association. (Resolution 2)

3.  To authorize the Audit Committee of the Board of Directors to fix the remuneration of the Company’s auditor for the fiscal year ending January 31, 2007. (Resolution 3)

SPECIAL BUSINESS

4.  To consider and, if thought fit, to pass the following resolution, which will be proposed as an ordinary resolution.

That the Company’s 2002 Share Option Plan (the “2002 Plan”) be and it is hereby amended, to increase the total number of shares reserved for issuance thereunder by 1,400,000 ordinary shares of € 0.11 each (to 8,850,000 ordinary shares of € 0.11 each), which increase is being accomplished by decreasing the number of shares reserved for issuance under the Company’s 1996 Supplemental Stock Plan by said amount, and that the directors of the Company be and they are hereby authorized to do such acts and things as they may consider necessary or expedient to establish and carry into effect the increase in the number of shares available under the 2002 Plan. Please note that this proposal does not increase the total number of shares reserved for issuance under all stock plans. (Resolution 4)

5.  To consider and, if thought fit, to pass the following resolution, which will be proposed as an ordinary resolution.

That the directors of the Company be and they hereby are generally and unconditionally authorized to exercise all of the powers of the Company to allot relevant securities of the Company (within the meaning of Section 20 of the Companies (Amendment) Act, 1983) up to an amount equal to but not exceeding the authorized but unissued share capital of the Company as at the date of passing of this resolution provided that this authority shall expire at the close of business on September 27, 2011 unless previously renewed, varied or revoked by the Company in general meeting, except that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the directors may allot relevant securities pursuant to any such offer or agreement as if the authority conferred hereby had not expired. (Resolution 5)

6.  To consider and, if thought fit, to pass the following resolution, which will be proposed as a special resolution.

That the directors of the Company be and they are hereby empowered pursuant to Section 24 of the Companies (Amendment) Act, 1983 to allot equity securities (within the meaning of Section 23 of the said Act) for cash pursuant to the authority to allot relevant securities conferred on the directors by Resolution 5 above as if subsection (1) of the said Section 23 did not apply to any such allotment, provided that this power shall expire at close of business on September 27, 2011 unless such power shall be renewed in accordance with and subject to the provisions of the said Section 24, except that the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities pursuant to any such offer or agreement as if the power hereby conferred had not expired. (Resolution 6)

To conduct any other ordinary business of the Company as may properly come before the Meeting.

By Order of the Board

Charles E. Moran
Chief Executive Officer

[August 30], 2006

Registered Office:
Belfield Office Park
Clonskeagh
Dublin 4
Ireland

NOTES:

1.  The foregoing items of business are more fully described and explained in the proxy statement accompanying this Notice — in particular, beginning on page 30. You are urged to read the proxy statement carefully.

2.  Those holders of ordinary shares whose names appear in the Register of Members of the Company (“Members”) on the date the proxy statement is dispatched to shareholders are entitled to receive notice of the Meeting or any adjournment of the Meeting. In addition, Members on the date of the Meeting are entitled to attend and vote at the Meeting and any adjournment of the Meeting.

3.  Holders of the Company’s American Depositary Shares (“ADSs”) may not vote at the Meeting; however, The Bank of New York, as depositary for the ordinary shares underlying and represented by the ADSs, has the right to vote all of the ordinary shares represented by ADSs, subject to certain limitations described in the proxy statement. Voting of the ADSs is more fully described in the proxy statement accompanying this Notice. The Bank of New York has set August 1, 2006, which is the same date as the record date set by the Company, as the record date for the determination of those holders of American Depositary Receipts representing such ADSs entitled to give instructions for the exercise of voting rights at the Meeting or any adjournment of the Meeting.

4.  A Member entitled to attend and vote at the Meeting may appoint a proxy or proxies to attend, speak and vote in his, her or its place. A proxy does not need to be a Member of the Company. To be valid, proxy forms must be deposited with the Company’s Registrars, Computershare Investor Services (Ireland) Limited, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland not later than 8:30 a.m. on September 26, 2006. A Member is not precluded from attending the Meeting and from speaking or voting at the Meeting even if the Member has completed a proxy form.

5.  The Register of Directors’ Interests and particulars of directors’ transactions in the share capital of the Company and its subsidiary companies required to be kept under section 59 of the Companies Act, 1990 will be available for inspection at the Meeting from 8:15 a.m. until the conclusion of the Meeting. Otherwise they will be available for inspection at the registered office of the Company during normal business hours on any weekday (Saturdays, Sundays and Irish public holidays excluded) from the date of this Notice until the date of the Meeting.

YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE POSTAGE PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY.

GENERAL INFORMATION CONCERNING THE ANNUAL GENERAL MEETING	1
General	1
Record Date	1
Quorum	2
Voting of Ordinary Shares	2
Voting of ADSs	2
Expenses of Solicitation of Proxies	5
Revocability of Proxies	6
Security Ownership of Certain Beneficial Owners and Management	6
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION	10
Corporate Governance Guidelines	10
Directors	10
Determination of Independence	11
Director Nomination Process	12
Board Committees	13
Attendance by Members of the Board of Directors at Meetings	14
Shareholder Communications	15
Code of Business Conduct and Ethics	15
Directors’ Compensation	15
Report of the Audit Committee of the Board of Directors	17
EXECUTIVE COMPENSATION AND RELATED MATTERS	18
Executive Officers	18
Executive Compensation	19
Equity Compensation Plan Information	20
Employment Agreements	21
Compensation Committee Interlocks and Insider Participation	23
Report of the Compensation Committee of the Board of Directors on Executive Compensation	23
Stock Performance Graph	26
PROPOSAL ONE — RECEIVE AND CONSIDER THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDED JANUARY 31, 2006 AND THE REPORT OF THE DIRECTORS AND AUDITOR THEREON	27
General	27
Proposal One Vote Required	27
PROPOSAL TWO — RE-ELECTION OF DIRECTOR	28
General	28
Proposal Two Vote Required	28
PROPOSAL THREE — AUTHORIZATION OF AUDIT COMMITTEE TO FIX THE REMUNERATION OF THE COMPANY’S AUDITOR	29
General	29
Proposal Three Vote Required	29
Fees Billed for Services Rendered by Ernst & Young	29
Pre-Approval Policies and Procedures	30

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SKILLSOFT PUBLIC LIMITED COMPANY

Belfield Office Park
Clonskeagh
Dublin 4, Ireland

PROXY STATEMENT

GENERAL INFORMATION CONCERNING THE ANNUAL GENERAL MEETING

General

The enclosed proxy is solicited on behalf of SkillSoft Public Limited Company (the “Company”) for use at the Annual General Meeting of Shareholders to be held on September 28, 2006 at the offices of Maples and Calder, Solicitors, 40 Lower Baggot Street, Dublin 2, Ireland at 8:30 a.m., local time, or at any adjournment of the Annual General Meeting, for the purposes set forth in the accompanying Notice of Annual General Meeting.

These proxy solicitation materials are being mailed on or about [August 30], 2006 to ADS holders and to all ordinary shareholders entitled to attend and vote at the Annual General Meeting as of such date. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006, as filed with the Securities and Exchange Commission is being furnished with this proxy statement. Exhibits will be provided upon written request and payment of an appropriate processing fee to SkillSoft PLC, 107 Northeastern Boulevard, Nashua, New Hampshire 03062, Attn: Investor Relations.

Record Date

Record Date for Holders of the Company’s Ordinary Shares.  Holders of the Company’s ordinary shares, or Members, whose names appear in the Register of Members maintained by the Company’s registrars, Computershare Investor Services (Ireland) Limited, on the date the proxy statement is mailed to Members are entitled to receive notice of the Annual General Meeting or any adjournment of the Annual General Meeting. In addition, any person who is a Member on the date of the Annual General Meeting is entitled to attend and vote at the Annual General Meeting and any adjournment of the Annual General Meeting.

Record Date for Holders of the Company’s ADSs.  The Bank of New York, as the registrar and transfer agent for the Company’s ADSs, as well as the depositary for the Company’s ordinary shares represented by the ADSs, has fixed the close of business on August 1, 2006, which date is the same as the record date set by the Company, as the record date for determining the ADS holders entitled to give instructions for the exercise of voting rights at the Annual General Meeting and any adjournment of the Annual General Meeting.

As of August 1, 2006, there were 108,149,659 of the Company’s ordinary shares, par value € 0.11 per share, issued and outstanding held by approximately 11 holders of record. As of August 1, 2006, there were 108,139,627 of the Company’s ADSs issued and outstanding. Each ADS represents one ordinary share. The ADSs are quoted on the NASDAQ National Market under the symbol “SKIL.” As of August 1, 2006, there were approximately 371 registered holders of the Company’s ADSs. The ordinary shares represented by the ADSs are owned of record by BNY (Nominees) Limited on behalf of The Bank of New York.

Quorum

To conduct business at the Annual General Meeting, a quorum must be present. The Company’s Articles of Association provide that the presence at an Annual General Meeting, either in person or by proxy, of three (3) persons entitled to vote at the Annual General Meeting, and who together hold not less than one-third of the Company’s voting share capital in issue, each being a Member or a proxy for a Member or a duly authorized representative of a corporate Member, constitutes a quorum for the transaction of business. The Company will treat ordinary shares represented by a properly signed and returned proxy (including holders of shares who abstain or do not vote with respect to one or more of the matters presented for a vote) as present at the meeting for the purposes of determining the presence or absence of a quorum for the transaction of business.

Voting of Ordinary Shares

Generally.  Votes may be given at the Annual General Meeting either personally or by proxy. Voting at the Annual General Meeting will be by a show of hands, unless a poll (a count of the number of shares voted) is duly demanded. On a show of hands, each shareholder present in person and every proxy shall have one vote, provided, that no individual shall have more than one vote, and, on a poll, each shareholder shall have one vote for each share of which he, she or it is the holder. Where there is a tie, whether on a show of hands or on a poll, the chair of the meeting is entitled to a casting vote in addition to any other vote he may have. A poll may, subject to the provisions of the Irish Companies Acts, be demanded by: (i) the chair of the meeting; (ii) at least three Members present (in person or by proxy) having the right to attend and vote at the meeting; (iii) any Member or Members present (in person or by proxy) representing in the aggregate not less than one-tenth of the total voting rights of all the Members having the right to attend and vote at the meeting; or (iv) a Member or Members present (in person or by proxy) holding the Company’s shares conferring the right to attend and vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. On a poll, a person entitled to more than one vote need not use all his, her or its votes or cast all the votes he, she or it uses in the same way.

Proxies.  Ordinary shares represented by a properly signed and dated proxy will be voted at the Annual General Meeting in accordance with instructions indicated on the proxy. Proxies that are properly signed and dated but which do not contain voting instructions will be voted FOR approval of each of the proposals presented at the Annual General Meeting as more fully described in this proxy statement. Subject to any limitations imposed by law, a proxy holder may vote the proxy in his or her discretion as to any other matter which may properly come before the Annual General Meeting.

Abstentions.  The Company will count a properly executed proxy marked ABSTAIN as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the Annual General Meeting. An abstention will not have an effect on the vote for any of the proposals to be voted upon at the meeting. Shares held by shareholders who abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on proposals one through six to be acted on at the Annual General Meeting.

Voting of ADSs

Generally.  Holders of ADSs may not vote at the Annual General Meeting. The Bank of New York has the right, subject to certain limitations set forth in the Deposit Agreements among the Company, The Bank of New York and the owners and beneficial owners of ADSs, to vote all of the Company’s ordinary shares represented by ADSs. Under the terms of the Deposit Agreements, however, The Bank of New York is required to cast its votes with respect to those ordinary shares for which it receives instructions from the holders of the ADSs representing such ordinary shares in accordance with the instructions received.

Record Date; Notice of Annual General Meeting.  Under the terms of the Deposit Agreements, whenever The Bank of New York receives notice of any meeting of holders of ordinary shares, The Bank of New York is required to fix a record date, which shall be the record date, if any, established by the Company for the purpose of such meeting or, if different, as close to the date established by the Company as practicable, for the determination of the owners of ADSs who will be entitled to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreements.

Upon receipt of notice of any of the Company’s meetings or the solicitation for consents or proxies from the holders of ordinary shares, The Bank of New York is required, if so requested in writing by the Company, as soon as practicable thereafter, to mail to all owners of ADSs a notice, the form of which shall be in the sole discretion of The Bank of New York, containing:

•	the information contained in the notice of meeting received by The Bank of New York from the Company;

•	a statement that the owners of ADSs at the close of business on a specified record date are entitled, subject to any applicable provisions of Irish law and of the Company’s Articles of Association, to instruct The Bank of New York as to the exercise by The Bank of New York of the voting rights, if any, pertaining to the number of ordinary shares represented by their respective ADSs;

•	a statement that owners of ADSs who instruct The Bank of New York as to the exercise of their voting rights will be deemed to have instructed The Bank of New York or its authorized representative to call for a poll with respect to each matter for which instructions are given, subject to any applicable provisions of Irish law and of the Company’s Articles of Association; and

•	a statement as to the manner in which the instructions may be given, including an express indication that instructions may be given or deemed to be given in accordance with the next paragraph, and if no instruction is received, to The Bank of New York to give a discretionary proxy to a person designated by the Company.

Voting of Ordinary Shares Underlying ADSs.  Upon the written request of an owner of ADSs on the record date, received on or before the date established by The Bank of New York for the purpose of such meeting, The Bank of New York will, insofar as practicable, vote or cause to be voted the number of ordinary shares represented by such ADSs in accordance with the instructions set forth in such request. Accordingly, pursuant to the Company’s Articles of Association and applicable Irish law, The Bank of New York will cause its authorized representative to attend each meeting of holders of ordinary shares and call for a poll as instructed for the purpose of effecting such vote. The Bank of New York will not vote or attempt to exercise the rights to vote that attach to the ordinary shares other than in accordance with such instructions or deemed instructions.

ADSs purchased by the Company or its subsidiaries under the current share purchase program cannot be voted.

Discretionary Proxies.  The Deposit Agreements provide that if no instructions are received by The Bank of New York from any owner of ADSs with respect to any of the ordinary shares represented by the ADSs on or before the date established by The Bank of New York for the purpose of such meeting, The Bank of New York will deem such owner of ADSs to have instructed The Bank of New York to give a discretionary proxy to a person designated by the Company with respect to such ordinary shares and The Bank of New York will give a discretionary proxy to a person designated by the Company to vote such ordinary shares, under circumstances and according to the terms as set forth in the Deposit Agreements. However, no such instructions will be deemed given and no such discretionary proxy will be given if the Company notifies The Bank of New York, and the Company has agreed to provide such notice as promptly as practicable in writing, that the matter to be voted upon is one of the following:

•	a matter not submitted to shareholders by means of a proxy statement comparable to that specified in Schedule 14A promulgated by the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	the subject of a counter-solicitation, or is part of a proposal made by a shareholder which is being opposed by the Company’s management (i.e., a contest);

•	relates to a merger or consolidation in limited circumstances involving a merger between the Company and a wholly-owned subsidiary;

•	involves rights of appraisal;

•	authorizes mortgaging of property;

•	authorizes or creates indebtedness or increases the authorized amount of indebtedness;

•	authorizes or creates preference shares or increases the authorized amount of existing preference shares;

•	alters the terms or conditions of any shares then outstanding or existing indebtedness;

•	involves the waiver or modification of preemptive rights, except when the Company’s proposal is to waive such rights for ordinary shares being offered under share option or purchase plans involving the additional issuance of not more than 5% of the Company’s outstanding ordinary shares;

•	alters voting provisions or the proportionate voting power of a class of shares, or the number of its votes per share, except where cumulative voting provisions govern the number of votes per share for election of directors and the Company’s proposal involves a change in the number of the Company’s directors by not more than 10% or not more than one;

•	changes existing quorum requirements for shareholder meetings;

•	authorizes the issuance of ordinary shares, or options to purchase ordinary shares, to the Company’s directors, officers, or employees in an amount which exceeds 5% of the total amount of the class outstanding. However, when a plan is amended to extend its duration, the Company shall factor into the calculation the number of ordinary shares that remain available for issuance, the number of ordinary shares subject to outstanding options and any ordinary shares being added. Should there be more than one plan being considered at the same meeting, all ordinary shares will be aggregated;

•	authorizes (a) a new profit-sharing or special remuneration plan, or a new retirement plan, the annual cost of which will amount to more than 10% of the Company’s average annual income before taxes for the preceding five years, or (b) the amendment of an existing plan which would bring the annual costs above 10% of such average annual income before taxes. Should there be more than one plan being considered at the same meeting, all costs are aggregated; exceptions may be made in cases of: (1) retirement plans based on agreement or negotiations with labor unions or which have been or are to be approved by such unions, and (2) any related retirement plan for the benefit of non-union employees having terms substantially equivalent to the terms of such union-negotiated plan, which is submitted for action of shareholders concurrently with such union-negotiated plan;

•	changes the Company’s purposes or powers to an extent which would permit the Company to change to a materially different line of business and the Company’s stated intention is to make such a change;

•	authorizes the acquisition of property, assets or a company, where the consideration to be given has a fair value of 20% or more of the market value of the Company’s previously outstanding ADSs and ordinary shares;

•	authorizes the sale or other disposition of 20% or more of the Company’s assets or earning power as measured prior to the closing of the transactions;

•	authorizes a transaction which is not in the ordinary course of business in which an officer, director or substantial security holder of the Company has a direct or indirect interest; or

•	reduces the Company’s earned surplus by 51% or more, or reduces earned surplus to an amount less than the aggregate of three years’ ordinary share dividends computed at the current dividend rate.

Proposals one through five to be acted upon at the Annual General Meeting, which are (1) consideration of the consolidated financial statements of the Company for the fiscal year ended January 31, 2006 and the Report of the Directors and Auditor thereon, (2) voting on the re-election of a director, (3) authorization of the Audit Committee to fix the remuneration of the Company’s auditor, (4) approval of the increase in the number of shares reserved for issuance under the 2002 Plan and (5) authorization of directors to allot shares, are matters for which The Bank of New York may deem that instruction has been given for The Bank of New York to give a discretionary proxy to a person designated by the Company where no instruction is received. Therefore, The Bank of New York will give a discretionary proxy to a person designated by the Company to vote such ordinary shares for which no instruction has been given.

The sixth proposal to be acted upon at the Annual General Meeting, which relates to the disapplication of statutory pre-emption provisions is not a matter for which The Bank of New York may deem that instruction has been given for The Bank of New York to give a discretionary proxy to a person designated by the Company where no instruction is received. Therefore, with respect to this proposal, The Bank of New York will not give a discretionary proxy to a person designated by the Company to vote such ordinary shares unless it receives instructions to give such discretionary proxy.

Inspection of Reports.  The Bank of New York will make available for inspection by the owners of ADSs at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company, which are both (a) received by The Bank of New York as the holder of the ordinary shares and (b) generally made available to the holders of ordinary shares by the Company. The Bank of New York will also send to the owners of ADSs copies of such reports when furnished by the Company pursuant to the Deposit Agreements.

Expenses of Solicitation of Proxies

The Company will pay the cost of preparing, assembling, printing and mailing the proxy statement, the Notice of Annual General Meeting of Shareholders and the enclosed form of proxy, as well as the cost of soliciting proxies relating to the Annual General Meeting. Following the original mailing of the proxies and other solicitation materials, the Company will request banks, brokers, dealers and voting trustees or other nominees, including The Bank of New York in the case of the ADSs, to solicit their customers who are owners of shares listed of record and names of nominees, and will reimburse them for reasonable out-of-pocket expenses of such solicitation.

In addition to solicitation by mail, directors, officers and key employees of the Company may solicit proxies in person or by telephone, telegram or other means of communications. These persons will receive no additional compensation for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses.

Revocability of Proxies

You may revoke your proxy before it is voted by:

•	providing written notice before the meeting that you have revoked your proxy by mail or facsimile to:

•	If you are a holder of the Company’s ordinary shares
Computershare Investor Services (Ireland) Limited
P.O. Box 954
Heron House Corrig Road
Sandyforde Industrial Estate
Dublin 18, Ireland
Fax: +353 1 2163183

•	If you are a holder of the Company’s ADSs
The Bank of New York
101 Barclay Street
New York, New York 10286
Attention: Maura Keyes
Fax: 212-571-3050

•	submitting a new signed proxy with a later date to the Company, if you are a holder of ordinary shares, or to The Bank of New York, if you are a holder of ADSs; or

•	if you are a holder of ordinary shares, attending the Annual General Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of July 31, 2006 with respect to the beneficial ownership of the Company’s ADSs by:

•	each person known to the Company to own beneficially more than 5% of its outstanding securities;

•	each director;

•	our chief executive officer and the four most highly compensated executive officers who were serving as executive officers on January 31, 2006 (the “Named Executive Officers”); and

•	the current directors and executive officers of the Company as a group.

The number of ADSs beneficially owned by each 5% shareholder, director or executive officer is determined under rules of the SEC. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any ADSs representing the ordinary shares which the individual has the right to acquire on or before September 29, 2006 through the exercise of share options, and any reference in the footnotes to this table to shares subject to share options refers only to share options that are so exercisable. For purposes of computing the percentage of outstanding ADSs held by each person or entity, any shares which that person or entity has the right to acquire on or before September 29, 2006, are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

As of July 31, 2006, the Company had approximately 108,122,290 ordinary shares outstanding. The Company’s shareholders may elect to hold the outstanding securities of the Company in the form of ordinary shares or ADSs. In addition, holders of options to purchase ordinary shares of the Company may, upon exercise of their options, elect to receive such ordinary shares in the form of ADSs. The 5% shareholders, directors and executive officers identified in the following table hold their outstanding securities in the form of ADSs.

	Amount and Nature of
	Beneficial Ownership
Name and Address		Percentage
of Beneficial Owner	ADSs	Owned

5% Shareholders
Columbia Wanger Asset Management, L.P.(1)	22,445,000	20.8%
Warburg, Pincus Ventures, L.P.(2)	13,279,987	12.3
Morgan Stanley Investment Management, Incorporated(3)	9,750,300	9.0
Cramer Rosenthal McGlynn, LLC(4)	8,524,225	7.9
Westfield Capital Management(5)	7,743,119	7.2
Prentice Capital Management, LP(6)	6,426,015	5.9
Transamerica Investment Management, LLC(7)	4,812,950	4.5
Directors
Charles E. Moran(8)	3,144,320	2.9
Gregory M. Priest(9)	2,573,438	2.3
James S. Krzywicki(10)	153,000	*
Ferdinand von Prondzynski(11)	40,010	*
P. Howard Edelstein(12)	32,500	*
Stewart K.P. Gross(13)	32,500	*
William F. Meagher, Jr.(14)	16,000	*
Named Executive Officers
Jerald A. Nine(15)	1,398,487	1.3
Thomas J. McDonald(16)	1,254,971	1.2
Mark A. Townsend(17)	1,478,841	1.4
Colm M. Darcy(18)	361,534	*
All current directors and executive officers as a group (11 persons)	10,485,601	9.0

*	Less than 1%

(1)	On February 14, 2006, Columbia Wanger Asset Management, L.P. (“WAM”), WAM Acquisition GP, Inc. (“WAM GP”) filed Amendment No. 5 to Schedule 13G with the SEC reporting beneficial ownership and shared voting and dispositive power with respect to 22,445,000 ADSs for WAM and WAM GP, consisting of shares beneficially owned by WAM and WAM GP; the following information is reported in reliance on such filing. WAM is an Investment Adviser registered under section 203 of the Investment Advisors Act of 1940 and reports ADSs acquired on behalf of discretionary clients. The shares reported include the shares held by Columbia Acorn Trust (“Acorn”), a Massachusetts business trust that is a discretionary client of WAM. Acorn holds 17.8% of the Company’s shares. WAM GP is the general partner of WAM. WAM, WAM GP and Acorn file jointly pursuant to a Joint Filing Agreement dated February 13, 2006 among WAM, WAM GP and Acorn. The address of WAM, WAM GP and Acorn is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(2)	On September 16, 2002, Warburg Pincus Ventures, L.P. (“WPV”), Warburg Pincus & Co. (“WP”) and Warburg Pincus LLC (“WP LLC”) filed a Schedule 13D with the SEC reporting beneficial ownership and shared voting and dispositive power with respect to 13,279,987 ADSs, consisting of shares beneficially owned by WPV, WP and WP LLC; the following information is reported in reliance on such filing. WP is the sole general partner of WPV. WPV is managed by WP LLC. The address for WPV is 466 Lexington Avenue, 10th Floor, New York, New York 10017-3147.

(3)	On June 7, 2006, the Company received a notice under the Companies (Amendment) Act, 1983 from Morgan Stanley Investment Management, Incorporated reporting ownership of 9,750,300 ADSs by Morgan Stanley Investment Management, Incorporated. The address of the principal business office of Morgan Stanley Investment Management, Incorporated is 1221 Avenue of the Americas, New York, New York 10020.

(4)	On February 14, 2006, Cramer Rosenthal McGlynn, LLC (“Cramer”) filed Amendment No. 3 to Schedule 13G with the SEC reporting beneficial ownership with respect to 8,524,225 ADSs, consisting of 3,844,650 ADSs for which Cramer has sole voting power, 4,077,450 ADSs for which Cramer has sole dispositive power, 4,338,775 ADSs for which Cramer has shared voting power and 4,446,775 ADSs for which Cramer has shared dispositive power; the following information is reported in reliance on such filing. Cramer is an Investment Adviser registered under section 203 of the Investment Advisors Act of 1940. The address of Cramer is 520 Madison Avenue, New York, New York 10022.

(5)	On February 10, 2006, Westfield Capital Management, Co., LLC (“Westfield”) filed Amendment No. 2 to Schedule 13G with the SEC reporting beneficial ownership with respect to 7,743,119 ADSs, consisting of 4,990,419 ADSs for which Westfield has sole voting power and 7,743,119 ADSs for which Westfield has sole dispositive power; the following information is reported in reliance on such filing. Westfield is an Investment Adviser registered in accordance with (S)240.13d-1(b) (1) (ii) (E). The address of Westfield is One Financial Center, Boston, Massachusetts 02111.

(6)	On February 14, 2006, Prentice Capital Management, LP (“PCM”) and Michael Zimmerman filed Amendment No. 1 Schedule 13G with the SEC reporting beneficial ownership and shared voting and dispositive power with respect to 6,426,015 ADSs, consisting of shares beneficially owned by PCM and Michael Zimmerman; the following information is reported in reliance on such filing. PCM serves as an investment manager to a number of investment funds (including Prentice Capital Partners, LP, Prentice Capital Partners QP, LP and Prentice Capital Offshore, Ltd.) and manages investments for certain entities in managed accounts with respect to which it has voting and dispositive authority over the shares reported in the Schedule 13G. Michael Zimmerman is the Managing Member of (a) Prentice Management GP, LLC, the general partner of PCM and (b) Prentice Capital GP, LLC, the general partner of certain investment funds. As such, he may be deemed to control PCM and certain of the investment funds and therefore may be deemed to be the beneficial owner of the securities reported in the Schedule 13G. Each of Michael Zimmerman and PCM disclaims beneficial ownership of all of the shares reported in this Schedule 13G. The address of the principal business office of PCM and Michael Zimmerman is 623 Fifth Avenue, 32nd Floor, New York, New York 10022.

(7)	On September 12, 2005, Transamerica Investment Management, LLC (“TIM”) filed Amendment No. 2 to Schedule 13G with the SEC reporting beneficial ownership and sole voting and sole dispositive power with respect to 4,812,950 ADSs; the following information is reported in reliance on such filing. TIM is deemed to be the beneficial owner pursuant to separate arrangements whereby TIM acts as investment adviser to certain individuals and entities. The address of TIM is 1150 S. Olive Street, Los Angeles, California 90015.

(8)	Represents 1,704,657 ADSs issuable upon exercise of share options held by Mr. Moran, 11 ADSs held by Mr. Moran’s wife, 2,367 ADSs held in a family trust of which Mr. Moran is a trustee, and 1,437,285 ADSs beneficially owned by Mr. Moran’s wife, as trustee of various trusts for the benefit of Mr. Moran’s children.

(9)	Includes 2,562,279 ADSs issuable upon exercise of share options held by Mr. Priest.

(10)	Includes 150,000 ADSs issuable upon exercise of share options held by Mr. Krzywicki.

(11)	Includes 40,000 ADSs issuable upon exercise of share options held by Dr. von Prondzynski.

(12)	Represents 32,500 ADSs issuable upon exercise of share options held by Mr. Edelstein.

(13)	Represents 32,500 ADSs issuable upon exercise of share options held by Mr. Gross.

(14)	Includes 15,000 ADSs issuable upon exercise of share options held by Mr. Meagher.

(15)	Includes 1,015,922 ADSs issuable upon exercise of share options held by Mr. Nine and 332,244 ADSs held by Mr. Nine’s wife as trustee of the Kimberly M. Nine Revocable Trust. Mr. Nine disclaims beneficial ownership of the shares held in trust.

(16)	Includes 1,183,698 ADSs issuable upon exercise of share options held by Mr. McDonald, 1,953 ADSs beneficially owned by Mr. McDonald’s wife, as trustee for the benefit of Mr. McDonald’s family and 3,906 owned by Mr. McDonalds’s daughters. Mr. McDonald disclaims beneficial ownership of the shares held in trust and by his daughters.

(17)	Includes 970,890 ADSs issuable upon exercise of share options held by Mr. Townsend and 59,185 ADSs beneficially owned by Mr. Townsend’s wife as trustee of the MCM Trust. Mr. Townsend disclaims beneficial ownership of the shares held in trust.

(18)	Represents 361,534 ADSs issuable upon exercise of share options held by Mr. Darcy.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

The Company’s Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its shareholders. This section describes the key corporate governance guidelines and practices that the Company has adopted. Complete copies of the corporate governance guidelines, committee charters and code of conduct described below are available on the Company’s website at www.skillsoft.com. Alternatively, you can request a copy of any of these documents by writing to SkillSoft Public Limited Company, c/o Investor Relations, 107 Northeastern Boulevard, Nashua, New Hampshire 03062.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its shareholders. Among the matters covered by these guidelines are:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the Board shall propose nominees such that, should the shareholders elect those nominees at the Company’s annual general meeting, at least two-thirds of the members of the Board will be independent directors;

•	the independent directors shall meet in executive session at least four times in each fiscal year;

•	the directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•	the Board shall oversee and periodically review corporate compliance programs and shall review corrective actions taken by the Company when significant corporate compliance problems are reported;

•	the Board shall establish performance criteria for directors and evaluate directors who are re-nominated based on such criteria;

•	new directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board will conduct a self-evaluation to determine whether the Board and the Board’s committees are functioning effectively.

Directors

The following is a list of the directors of the Company and certain information about their background.

Charles E. Moran, age 51, has served as the Company’s President and Chief Executive Officer since the Company’s merger with SkillSoft Corporation in September 2002. Mr. Moran is a founder of SkillSoft Corporation and served as its Chairman of the Board, President and Chief Executive Officer from January 1998 until September 2002.

Gregory M. Priest, age 42, was appointed Chairman of the Board of Directors in November 2000, and has held the position of Strategic Advisor with the Company since April 2005. Mr. Priest served as the Company’s Chief Strategy Officer from September 2002 to April 2005. Mr. Priest served as the Company’s President and Chief Executive Officer from December 1998 to September 2002. Mr. Priest has been a director since June 1996. Mr. Priest, who retires as a director of the Company by rotation at the 2006 Annual General Meeting, informed the Company’s Board of Directors that he will not seek re-election and will retire from the Company’s Board of Directors effective as of the date of the 2006 Annual General Meeting.

P. Howard Edelstein, age 51, has served as a director of the Company since the Company’s merger with SkillSoft Corporation in September 2002. Mr. Edelstein is currently an Executive in Residence with Radianz, Inc., an Internet Protocol (IP)-based networking company for the global financial services industry, and an Entrepreneur in Residence with Warburg Pincus LLC. Mr. Edelstein served as President and Chief Executive Officer of Radianz from July 2003 to January 2006. Mr. Edelstein served as an Entrepreneur in Residence with Warburg Pincus LLC from January 2002 to July 2003. Mr. Edelstein previously served as President and Chief Executive Officer of Thomson Financial ESG (now known as Omgeo), a provider of electronic commerce, transaction processing and information services to the international securities/trading community, from 1993 to 2001. Mr. Edelstein is also a director of PalmSource, a software developer for mobile information devices, and Alacra, a privately held financial information company.

Stewart K.P. Gross, age 46, has served as a director of the Company since the Company’s merger with SkillSoft Corporation in September 2002. Mr. Gross has served as Managing Director with Lightyear Capital LLC, a private equity firm concentrating on investments in the financial services industry since April 2005. Mr. Gross served as a director of SkillSoft Corporation from January 1998 to September 2002. Mr. Gross was a Managing Director of Warburg Pincus LLC, from July 1987 to December 2004. Mr. Gross is a director of BEA Systems, Inc., and Aldabra Acquisition Corporation. Mr. Gross is also a director of several privately held companies.

James S. Krzywicki, age 54, has served as a director of the Company since October 1998. Mr. Krzywicki has served as President and Chief Executive officer of Docutron Systems, Inc., a provider of web-based document management software solutions that work in small business environments and connect with enterprise objectives, since April 2004. Mr. Krzywicki was Vice President, Channel Services of Parametric Technology Corporation (“PTC”), a provider of software solutions for manufacturers for product development and improvement, from April 2003 to April 2004. Prior to joining PTC, Mr. Krzywicki served as President of North American Services of RoweCom, Inc. a provider of knowledge resource management and acquisition services, from October 1999 to February 2001, and as Chief Operating Officer from February 2001 to November 2001. In November 2001, RoweCom, Inc. was acquired by divine, inc., a premier integrated solution provider focused on the extended enterprise, and Mr. Krzywicki became Senior Vice President and General Manager, divine information services, and held this position until January 2003. Subsequently, RoweCom, Inc. filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States District Court for the District of Massachusetts in January 2003.

William F. Meagher, Jr., age 67, has served as a director of the Company since March 2004. Mr. Meagher was the Managing Partner of the Boston Office of Arthur Andersen LLP (“Andersen”) from 1982 until 1995, and spent a total of 38 years with Andersen. Mr. Meagher was a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants. Mr. Meagher is a trustee of Living Care Villages of Massachusetts, Inc. d/b/a North Hill and the Dana Farber Cancer Institute and the Greater Boston YMCA. Mr. Meagher also sits on the Board of Directors of Dover Saddlery, a direct marketer and a leading specialty retailer of equestrian products.

Ferdinand von Prondzynski, age 53, has served as a director of the Company since November 2001. Dr. von Prondzynski has been the President of Dublin City University, one of Ireland’s leading higher education institutions, since July 2000. From January 1991 to July 2000, Dr. von Prondzynski served as Professor of Law and Dean of the Faculty of Social Services, the University of Hull, UK.

There are no family relationships among any of the directors of the Company.

Determination of Independence

Under NASDAQ rules, the Company is required to have a majority of independent directors, and a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under the Corporate Governance Guidelines adopted by the Company in connection with the settlement of its securities class action litigation, the Board must propose nominees for election such that, should the shareholders elect those nominees, two-thirds of the members of the Company’s Board will be independent directors. The Corporate Governance Guidelines also include a heightened definition of independence for purposes of that requirement. The Company’s Board has determined that each of Messrs. Gross, Krzywicki and Meagher and Dr. von Prondzynski is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules and the Corporate Governance Guidelines. Messrs. Moran, Edelstein and Priest are not independent. Mr. Priest, who retires as a director of the Company by rotation at the 2006 Annual General Meeting, has informed the Company’s Board of Directors that he will not seek re-election and will retire from the board of directors effective as of the date of the 2006 Annual General Meeting.

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board of Directors.

In considering whether to recommend any particular candidate for inclusion in the Board of Director’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all shareholders. In addition, the candidate must have experience in one of more of the following core competencies: business or management of complex and large consolidated companies or institutions; accounting or finance for complex and large consolidated companies or institutions; leadership, strategic planning or crisis response for complex and large consolidated companies or institutions; software development and e-learning industries; and other relevant areas identified by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for recommendation. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

Shareholders may recommend an individual to the Nominating and Corporate Governance Committee for consideration as a potential director by submitting the following information in writing to the Nominating and Corporate Governance Committee (i) the nominating shareholder’s name, address and number of ordinary shares or ADSs beneficially owned by the nominating shareholder, (ii) a description of any arrangements between the nominating shareholder and the recommended candidate, (iii) such information regarding the candidate as would be required to be included in a proxy statement regarding a director candidate, (iv) confirmation that the candidate is an independent director under the requirements set forth in the Company’s Corporate Governance Guidelines, (v) the consent of the recommended candidate to serve as a director if elected and (vi) a representation signed by the candidate that if elected, he or she will represent all shareholders in accordance with all applicable laws and the Company’s Memorandum and Articles of Association and will comply with all rules generally applicable to directors.

Nominating shareholders who wish to recommend any particular candidate for consideration must provide such written information to the Nominating and Corporate Governance Committee, c/o Investor Relations, SkillSoft Public Limited Company, 107 Northeastern Boulevard, Nashua, New Hampshire 03062 no less than 90 and no more than 150 days before the first anniversary of the Company’s preceding year’s Annual General Meeting. If the date of the next Annual General Meeting is advanced by more than 30 days from the preceding year’s Annual General Meeting, then such written information must be provided no earlier than 150 days prior to such annual general meeting date and not later than the close of business on the later of the 90th day prior to such annual general meeting date and the 10th day following the day on which notice of the date of the annual general meeting was mailed or public disclosure of the date was made.

Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows and applies for candidates submitted by others.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees operates under a charter that has been approved by the Board of Directors. Current copies of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee charters are posted on the Investor Relations section of the Company’s website, www.skillsoft.com. In addition, a copy of the Audit Committee Charter is attached as Appendix A to this proxy statement.

The Board of Directors has determined that all of the members of each of these three standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent auditor;

•	overseeing the work of the Company’s independent auditor, including through the receipt and consideration of certain reports from the independent auditor;

•	reviewing and discussing with management and the independent auditor the Company’s annual and quarterly reports and financial statements and related disclosures;

•	reviewing annual reports from the independent auditor describing the independent auditing firm’s internal quality control procedures and all relationships between the auditor and the Company;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing the Company’s internal audit function;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent auditor and management; and

•	preparing the audit committee report required by SEC rules.

The current members of the Audit Committee are Messrs. Gross and Meagher (Chair) and Dr. von Prondzynski. The Board of Directors has determined that Mr. Meagher is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met six times during the fiscal year ended January 31, 2006.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board of Directors with respect to, the compensation of the Company’s other executive officers;

•	overseeing an evaluation of the Company’s senior executives;

•	at the request of the Board of Directors, periodically reviewing and making recommendations to the Board of Directors relating to management succession planning;

•	overseeing and administering each of the Company’s cash and equity incentive plans; and

•	reviewing and making recommendations to the Board of Directors with respect to director compensation.

The current members of the Compensation Committee are Messrs. Gross (Chair) and Krzywicki. Mr. Edelstein was a member of the Compensation Committee prior to his resignation from the committee in December 2005. The Compensation Committee met twice during the fiscal year ended January 31, 2006.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board of Directors members;

•	recommending to the Board of Directors the persons to be nominated for election as members of the Board of Directors and to each of the committees of the Board of Directors;

•	reviewing and evaluating shareholder nominations for director candidates;

•	overseeing the Board of Directors’ review of management succession planning;

•	developing and recommending to the Board of Directors corporate governance principles; and

•	overseeing the evaluation of the Board of Directors.

The current members of the Nominating and Corporate Governance Committee are Messrs. Gross (Chair), Krzywicki and Meagher and Dr. von Prondzynski. Mr. Edelstein was a member of the Nominating and Corporate Governance Committee during the fiscal year ended January 31, 2006 prior to his resignation from the committee in December 2005. The Nominating and Corporate Governance Committee met once during the fiscal year ended January 31, 2006.

Attendance by Members of the Board of Directors at Meetings

The Board of Directors met eleven times during the fiscal year ended January 31, 2006, either in person or by teleconference. Each of the Company’s current directors attended at least 75% of the aggregate number of the Board and committee meetings held during the fiscal year ended January 31, 2006 that he was eligible to attend as a director and committee member.

One director attended the 2005 Annual General Meeting. The Company’s Corporate Governance Guidelines provide that directors are expected to attend the Annual General Meeting of Shareholders.

Shareholder Communications

The Board of Directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The Chair of the Nominating and Corporate Governance Committee is primarily responsible for monitoring communications from shareholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors, c/o Investor Relations, SkillSoft Public Limited Company, 107 Northeastern Boulevard, Nashua, New Hampshire 03062.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics (the “Code”) that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted the Code on its website, which is located at www.skillsoft.com. In addition, the Company intends to post on its website all disclosures that are required by law or NASDAQ stock market listing standards.

Directors’ Compensation

At an Extraordinary General Meeting of shareholders held on March 23, 2006, the Company’s shareholders approved an ordinary resolution pursuant to the Company’s Articles of Association that fixed the annual fees to be paid to each director who is not an employee of the Company (each, an “Outside Director”) for their ordinary services as directors in each fiscal year of the Company. Pursuant to such ordinary resolution, no such annual ordinary remuneration shall be paid to directors who are also employees of the Company for their services as directors. Beginning with the fiscal year ending January 31, 2007, each Outside Director is paid cash compensation as follows:

•	each Outside Director receives an annual retainer of $30,000;

•	the chairman of each of the Audit Committee and the Compensation Committee receives an additional annual retainer of $7,500; and

•	each Outside Director who is a member of any standing committee (a “Committee”) of the Board receives a payment of $2,000 per Board or Committee meeting attended up to a maximum of six meetings per year (including by conference telephone) beyond regularly scheduled meetings (i.e. a maximum additional payment of $12,000), provided that only one meeting payment would be made in the event such additional meetings of the Board and one or more Committee were held on the same day.

Any director who is in office only for a portion of a fiscal year shall only be entitled to be paid a pro-rated portion of such remuneration reflecting such portion of the year during which he held office.

The Company reimburses directors for expenses in attending meetings of the Board and Committees. On December 22, 2005, the Company made a one-time payment in the amount of $500,000 to Howard Edelstein, a director of the Company, in recognition of Mr. Edelstein’s contributions in connection with the settlement of the Company’s litigation with NETg and its securities class action litigation. As a result of the payment to Mr. Edelstein, the Board determined that Mr. Edelstein is no longer an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules and the Board accepted Mr. Edelstein’s resignation from each of the Compensation Committee and the Nominating and Corporate Governance Committee.

The Company currently has five Outside Directors, each of whom is eligible for cash remuneration as described above: P. Howard Edelstein, Stewart K.P. Gross, James S. Krzywicki, William F. Meagher, Jr. and Dr. Ferdinand von Prondzynski. Mr. Meagher is the chair of the Audit Committee and Mr. Gross is the chair of the Compensation Committee. As such, Messrs. Meagher and Gross will each be eligible to receive the additional $7,500 retainer described above.

In addition to the annual retainer and the payments referred to above, the Company grants Outside Directors compensation in the form of share options for their services as members of the Board of Directors. On initial election to the Board of Directors, each new non-employee director receives an option to purchase 25,000 ordinary shares (the “Initial Grant”) under the Company’s 2001 Outside Director Option Plan (the “Director Plan”). Each non-employee director who has been a director for at least six months receives an option to purchase 10,000 ordinary shares on January 1st of each year (the “Annual Grant”). All options granted under the Director Plan have a term of ten years and an exercise price equal to the fair market value of the ordinary shares on the date of grant. The Initial Grant becomes exercisable as to one-third of the shares subject to the option on each of the first three anniversaries of the date of grant, provided the non-employee director remains a director on such dates. The Annual Grant becomes fully exercisable on the first anniversary of the date of grant, provided the non-employee director remains a director on such date. Upon exercise of an option, the non-employee director may elect to receive his ordinary shares in the form of ADSs. After termination as a non-employee director, an optionee may exercise an option during the period set forth in his option agreement. If termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, the option will remain exercisable for a period of three months. However, an option may never be exercised later than the expiration of its ten-year term. A non-employee director may not transfer options granted under the Director Plan other than by will or the laws of descent and distribution. Only the non-employee director may exercise the option during his lifetime. In the event of the Company’s merger with or into another corporation or a sale of substantially all of the Company’s assets, the successor corporation may assume, or substitute a new option in place of, each option. If such assumption or substitution occurs, the options will continue to be exercisable according to the same terms as before the merger or sale of assets. Following such assumption or substitution, if a non-employee director is terminated other than by voluntary resignation, the option will become fully exercisable and generally will remain exercisable for a period of three months. If the outstanding options are not assumed or substituted for, the Board of Directors will notify each non-employee director that he has the right to exercise the option as to all shares subject to the option for a period of 30 days following the date of the notice. The option will terminate upon the expiration of the 30-day period. Unless terminated sooner, the Director Plan will automatically terminate in 2011. The Board of Directors has the authority to amend, alter, suspend, or discontinue the Director Plan, but no such action may adversely affect any grant previously made under the Director Plan.

On January 1, 2006, Messrs. Meagher, Edelstein, Gross and Krzywicki and Dr. von Prondzynski were each granted an option to purchase 10,000 ordinary shares at an exercise price of $5.50 per share. Each such option was in accordance with the terms of the Director Plan described above.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended January 31, 2006 and has discussed these financial statements with the Company’s management and the Company’s independent auditor.

The Audit Committee has also received from, and discussed with, the Company’s independent auditor various communications that the Company’s independent auditor is required to provide to the Audit Committee, including the matters required to be discussed by the Statement on Auditing Standards 61 (Communication with Audit Committees).

The Company’s independent auditor also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the independent auditor its independence from the Company.

Based on its discussions with management and the independent auditor, and its review of the representations and information provided by management and the independent auditor, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006.

By the Audit Committee of
the Board of Directors of SkillSoft Public
Limited Company

Stewart K.P. Gross
William F. Meagher, Jr.
Ferdinand von Prondzynski

EXECUTIVE COMPENSATION AND RELATED MATTERS

Executive Officers

The following is a list of the executive officers of the Company and certain information about their background.

Charles E. Moran, age 51, has served as the Company’s President and Chief Executive Officer since the Company’s merger with SkillSoft Corporation in September 2002. Mr. Moran is a founder of SkillSoft Corporation and served as its Chairman of the Board, President and Chief Executive Officer from January 1998 until September 2002.

Jerald A. Nine, Jr., age 48, has served as the Company’s Chief Operating Officer since February 2004. Mr. Nine served as Executive Vice President, Global Sales & Marketing and General Manager, Content Solutions Division from the Company’s merger with SkillSoft Corporation in September 2002 to February 2004. Mr. Nine is a founder of SkillSoft Corporation and served as its Executive Vice President, Sales and Marketing and General Manager, Books Division from December 2001 to February 2004. From April 1998 to December 2001, Mr. Nine served as Vice President, Worldwide Sales and Marketing.

Thomas J. McDonald, age 56, has served as the Company’s Chief Financial Officer and Executive Vice President and Assistant Secretary since the Company’s merger with SkillSoft Corporation in September 2002. Mr. McDonald is a founder of SkillSoft Corporation and served as its Chief Financial Officer, Vice President, Operations, Treasurer and Secretary from February 1998 until the Company’s merger with SkillSoft Corporation in September 2002.

Mark A. Townsend, age 53, has served as the Company’s Executive Vice President, Technology since the Company’s merger with SkillSoft Corporation in September 2002. Mr. Townsend is a founder of SkillSoft Corporation and served as its Vice President, Product Development from January 1998 until the Company’s merger with SkillSoft Corporation in September 2002.

Colm M. Darcy, age 42, has served as the Company’s Executive Vice President, Content Development since the Company’s merger with SkillSoft Corporation in September 2002. From April 2002 to September 2002, Mr. Darcy served as the Company’s Executive Vice President, Research and Development. From January 2002 to April 7, 2002, Mr. Darcy served as Vice President of Solutions Management. From January 2001 to December 2001, Mr. Darcy served as Vice President, Strategic Alliances. From January 1999 to December 2000, he served as the Company’s Vice President, Content Solutions and from January 1997 to December 1998, he served as Director, Curriculum Development. Prior to joining the Company, Mr. Darcy held positions in Finance, Human Resources, Training and Information Technology in the Irish Government’s Department of Health and Child Welfare.

There are no family relationships among any of the executive officers of the Company.

Executive Compensation

Summary Compensation Table.  The following table sets forth the total compensation for the fiscal years ended January 31, 2004, 2005 and 2006 for the Company’s chief executive officer and the four other executive officers who were serving as executive officers on January 31, 2006 (the “Named Executive Officers”), as required under applicable rules of the SEC.

		Annual Compensation
	Fiscal			All Other
Name and Principal Position	Year(1)	Salary	Bonus	Compensation(2)

Charles E. Moran	2006	$250,000	$395,314	$5,012
President and Chief Executive Officer	2005	250,000	42,969	9,610
	2004	237,500	299,333	9,610
Jerald A. Nine, Jr.	2006	225,000	274,920	4,531
Chief Operating Officer	2005	225,000	29,883	6,919
	2004	212,500	213,400	4,973
Thomas J. McDonald	2006	200,000	225,000	4,050
Executive Vice President	2005	200,000	23,438	7,688
and Chief Financial Officer	2004	175,000	166,000	7,668
Mark A. Townsend	2006	200,000	225,000	4,050
Executive Vice President, Technology	2005	200,000	23,438	7,688
	2004	180,000	166,000	7,688
Colm M. Darcy	2006	200,000	225,000	3,281
Executive Vice President,	2005	200,000	23,438	6,150
Content Development	2004	200,000	166,000	5,092

(1)	The fiscal years in this column refer to the fiscal year ended January 31 of that year.

(2)	For the fiscal year ended January 31, 2006, includes amounts paid as accrued vacation time per Company policy to each of Moran, Nine, McDonald, Townsend and Darcy in the amounts of $4,812, $4,331, $3,850, $3,850 and $3,080, respectively, and $200 for each of Moran, Nine, McDonald, Townsend and Darcy that was paid pursuant to the Company’s 401(k) matching program. For the fiscal years ended January 31, 2005 and 2004, represents amounts paid as accrued vacation time per Company policy to each of Moran, Nine, McDonald, Townsend and Darcy.

Share Option Grants Table.  The Company granted no share options or share appreciation rights during the fiscal year ended January 31, 2006 to the Named Executive Officers.

Fiscal Year-End Option Value Table.  The following table provides information with respect to share options exercised by the Named Executive Officers during the fiscal year ended January 31, 2006, and the number and value of unexercised share options held by each of the Named Executive Officers as of January 31, 2006.

	Number of		Number of Ordinary Shares		Value of Unexercised
	Shares		Underlying Unexercised		In-the-money Options at
	Acquired	Value	Options at January 31, 2006		January 31, 2006(2)
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Charles E. Moran	—	—	1,462,984	241,673	$1,196,896	$384,260
Jerald A. Nine, Jr.	—	—	860,562	155,360	998,048	247,022
Thomas J. McDonald	—	—	1,045,599	138,099	1,286,087	219,577
Mark A. Townsend	—	—	832,791	138,099	1,198,666	219,577
Colm M. Darcy	—	—	309,449	52,085	370,513	114,482

(1)	The value realized upon exercise is the excess of the fair market value (determined on the basis of the closing price per share of the company’s ADSs on the NASDAQ National Market) of the underlying ordinary shares on the date of exercise over the exercise price of the option multiplied by the number of ordinary shares.

(2)	The value of the in-the-money options is the excess of the fair market value (determined on the basis of the closing price per share of the Company’s ADSs on the NASDAQ National market) of the underlying ordinary shares on January 31, 2006 ($5.65 per share) over the exercise price of the option multiplied by the number of ordinary shares underlying the option.

Equity Compensation Plan Information

The following table provides information about the ordinary shares authorized for issuance under the Company’s equity compensation plans as of January 31, 2006.

	(a)		(b)		(c)
Number of Shares
Remaining Available
	Number of Shares		Weighted-average		for Future Issuance
	to be Issued upon		Exercise Price of		under Equity
	Exercise of		Outstanding		Compensation
	Outstanding		Options,		Plans (Excluding
	Options, Warrants		Warrants and		Securities Reflected
Plan Category(1)	and Rights		Rights		in Column (a))

Equity compensation plans approved by security holders	4,531,314	(2)	$7.90	(2)	2,747,763	(3)
Equity compensation plans not approved by security holders	3,879,075	(4)	$11.97		7,321,928	(5)

Total	8,410,389		$9.78		10,069,691

(1)	This table excludes an aggregate of 7,827,701 ordinary shares issuable upon exercise of options that the Company assumed in connection with its merger with SkillSoft Corporation. The weighted average exercise price of the excluded options is $4.78 per share. The Company assumed the SkillSoft Corporation 1998 Stock Incentive Plan, 1999 Non-Employee Director Stock Option Plan, 2001 Stock Incentive Plan and Books24x7.com, Inc. 1994 Stock Option Plan only insofar as they related to options outstanding under the plans at the time of the merger, and the Company may not grant any future options under any of those plans.

(2)	Excludes ordinary shares issuable under the Company’s 2004 Employee Stock Purchase Plan in connection with the current offering period; such ordinary shares are included in column (c).

(3)	Consists of 564,513 ordinary shares reserved for issuance under the 2002 Share Option Plan (the “2002 Plan”), 1,734,500 ordinary shares reserved for issuance under the 2004 Employee Share Purchase Plan and 448,750 ordinary shares reserved for issuance under the 2001 Outside Director Plan.

(4)	Consists of 3,878,987 ordinary shares subject to outstanding options under the 1996 Supplemental Stock Plan (the “1996 Plan”) and 88 ordinary shares subject to outstanding options under the Knowledge Well Group Limited 1998 Share Option Plan (the “Knowledge Well Group 1998 Plan”).

(5)	Consists of 6,120,372 ordinary shares available for issuance under the 1996 Plan, 2 ordinary shares available for issuance under the ForeFront Group, Inc. 1996 Non-Employee Director’s Stock Option Plan (the “ForeFront 1996 Director Plan”), 342,823 ordinary shares available for issuance under the ForeFront Group, Inc. Amended and Restated 1996 Stock Option Plan (the “ForeFront 1996 Plan”), 624,462 ordinary shares available for issuance under the Knowledge Well Group 1998 Plan and 234,269 ordinary shares available for issuance under the Knowledge Well Limited 1998 Share Option Plan (the “Knowledge Well 1998 Plan”).

A description of the material terms of the 1996 Plan, the ForeFront 1996 Director Plan, the ForeFront 1996 Plan, the Knowledge Well 1998 Plan and the Knowledge Well Group 1998 Plan is included in Note 9 to the Company’s consolidated financial statements filed as part of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2006 and is incorporated herein by reference.

As indicated in the table above, as of January 31, 2006 under existing non-shareholder approved employee share plans, the Company had in excess of 5,100,000 shares available for future issuance. For ease of administration, and to avoid the loss of available shares under certain of the existing non-shareholder approved plans, some of which will expire by their terms in the near future, the Company decided to amend such plans to reduce the number of shares available for future issuance under those plans by an aggregate of 5,100,000 shares. In connection with such reduction, on March 23, 2006 at the Extraordinary General Meeting of Shareholders, the Company’s shareholders approved an amendment to the 2002 Plan increasing the number of shares reserved for issuance thereunder by 5,100,000 ordinary shares. This amendment did not increase the total number of shares that the Company has reserved for future grants under its equity plans.

The Company is proposing another amendment to the 2002 Plan to increase the shares reserved for issuance thereunder by an additional 1,400,000 ordinary shares to 8,850,000 ordinary shares. This amendment will not increase the total number of shares that the Company has reserved for future grants under its equity plans. As of July 31, 2006, the Company had in excess of 1,400,000 ordinary shares currently available for future issuance under its 1996 Supplemental Stock Plan. For ease of administration, and to avoid the loss of available shares under such plan upon its expiration in October 2006, the Company decided to amend such plan to reduce the number of shares available for future issuance under the 1996 Supplemental Stock Plan by an aggregate of 1,400,000, contingent on the approval of the amendment to the 2002 Plan (Resolution 4) by the shareholders. The amendment (Resolution 4) will be voted on by the Company’s shareholders at the Company’s Annual General Meeting to be held on September 28, 2006.

Employment Agreements

Charles E. Moran’s Employment Agreement.  In connection with the Company’s merger with SkillSoft Corporation, the Company entered into an employment agreement, effective on September 6, 2002, the date of completion of the merger, with Charles E. Moran, to employ Mr. Moran as the Company’s President and Chief Executive Officer. Mr. Moran’s employment agreement provides for a cash compensation plan that reflects the level established by the SkillSoft Corporation board of directors for the then current fiscal year. Specifically, Mr. Moran’s employment agreement provides that he will be paid a base salary of $225,000 per year to be reviewed for increases at least annually by the Company’s Board of Directors. Mr. Moran’s current base salary is $250,000. In addition, Mr. Moran will be entitled to receive an annual performance bonus based on performance metrics established by the Board of Directors. Mr. Moran’s employment is at-will, but if Mr. Moran’s employment is terminated without cause or if he resigns with good reason, each as defined in his employment agreement, he will be entitled to receive a payment equal to the sum of his base salary and target bonus for a period of one year after the date of termination. In addition, if Mr. Moran is terminated without cause or if he resigns with good reason, he may elect to continue vesting of the options granted to him for a period of one year after the date of termination, if he agrees to be bound by the non-solicitation and non-compete provisions contained in his employment agreement. The employment agreement also includes a covenant not to solicit employees and a covenant not to compete for a period extending until one year after the termination of his employment, if Mr. Moran’s termination is voluntary (other than for good reason) or the Company terminates him for cause.

Jerald A. Nine’s Employment Agreement.  In connection with the Company’s merger with SkillSoft Corporation, the Company entered into an employment agreement, effective on September 6, 2002, the date of completion of the merger, with Jerald A. Nine, to employ Mr. Nine as the Company’s Executive Vice-President, Content Solutions and General Manager Books Division. Mr. Nine’s employment agreement provides for a cash compensation plan that reflects the level established by the SkillSoft Corporation Board of Directors for the then current fiscal year. Mr. Nine’s employment agreement provides that he will be paid a base salary of $200,000 per year to be reviewed for increases at least annually by the Board of Directors. Mr. Nine’s current base salary is $225,000. In addition, Mr. Nine will be entitled to receive an annual performance bonus based on performance metrics established by the Board of Directors. Mr. Nine’s employment is at-will, but if Mr. Nine’s employment is terminated without cause or if he resigns with good reason, as defined in his employment agreement, he will be entitled to receive a payment equal to the sum of his base salary plus the then maximum performance bonus for a period of one year. In addition, if Mr. Nine is terminated without cause or if he resigns with good reason, he may elect to continue vesting of the options granted to him for a period of one year. The employment agreement also includes a covenant not to solicit employees and a covenant not to compete for a period extending until one year after the termination of his employment if Mr. Nine’s termination is voluntary (other than for good reason) or the Company terminates him for cause.

Thomas J. McDonald’s Employment Agreement.  SkillSoft Corporation is a party to an employment agreement with Thomas J. McDonald, dated February 2, 1998. Under the terms of the employment agreement, Mr. McDonald is entitled to receive a base salary of $135,000, which may be increased in accordance with SkillSoft Corporation’s regular salary review practices. Mr. McDonald’s current base salary is $200,000. Mr. McDonald is also entitled to participate in any bonus plans that SkillSoft Corporation may establish for its senior executives. Either SkillSoft Corporation or Mr. McDonald may terminate the employment agreement at will for any reason upon three months’ prior notice in the case of termination by SkillSoft Corporation, or upon two months’ prior notice in the case of termination by Mr. McDonald. In addition, in the event of such a termination, Mr. McDonald’s stock options will continue to vest and be exercisable if he performs consulting services for SkillSoft Corporation of up to ten hours per week during the six months following termination.

Mark A. Townsend’s Employment Agreement.  SkillSoft Corporation is a party to an employment agreement with Mark A. Townsend, dated January 12, 1998. Under the terms of the employment agreement, Mr. Townsend is entitled to receive a base salary of $145,000, which may be increased in accordance with SkillSoft Corporation’s regular salary review practices. Mr. Townsend’s current base salary is $200,000. Mr. Townsend is also entitled to participate in any bonus plans that SkillSoft Corporation may establish for its senior executives. Either SkillSoft Corporation or Mr. Townsend may terminate the employment agreement at will for any reason upon three months’ prior notice in the case of termination by SkillSoft Corporation, or upon two months’ prior notice in the case of termination by Mr. Townsend. In addition, in the event of such a termination, Mr. Townsend’s stock options will continue to vest and be exercisable if he performs consulting services for SkillSoft Corporation of up to ten hours per week during the six months following termination.

Colm M. Darcy’s Employment Agreement.  In connection with the Company’s merger with SkillSoft Corporation, the Company entered into an employment agreement, effective on September 6, 2002, the date of completion of the merger, with Colm M. Darcy, to employ Mr. Darcy as the Company’s Executive Vice President, Content Development. Mr. Darcy’s employment agreement provides that he will be paid a base salary of $200,000 per year to be reviewed for increases at least annually by the Board of Directors. Mr. Darcy’s current base salary is $200,000. Pursuant to the employment agreement, on September 6, 2002, the Company granted Mr. Darcy an option to purchase an aggregate of 50,000 shares at an exercise price of $4.25 per share. The option grant vested as to 25% of the shares on September 6, 2003 and vests thereafter in 48 equal monthly installments on each monthly anniversary of the date of the grant. Mr. Darcy will also be reimbursed for certain supplemental travel expenses for him and his wife. In addition, Mr. Darcy will be entitled to receive relocation expense reimbursement in the event Mr. Darcy either relocates to Ireland at the Company’s request or returns there within three months after his employment is terminated without cause or if he resigns with good reason, each as defined in his employment agreement. Mr. Darcy’s employment is at-will, but if his employment is terminated without cause or if he resigns with good reason, he will be entitled to receive a payment equal to the sum of $75,000 plus his base salary for a period of six months after the date of termination. In addition, if Mr. Darcy is terminated without cause or if he resigns with good reason, he may elect to continue vesting of the options granted to him for a period of six months after the date of termination, if he agrees to be bound by the nonsolicitation and noncompete provisions contained in his employment agreement. The employment agreement also includes a covenant not to solicit employees and a covenant not to compete for a period extending until the later of six months after the termination of his employment and September 6, 2006, if Mr. Darcy’s termination is voluntary (other than for good reason) or the Company terminates him for cause.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended January 31, 2006, the members of the Compensation Committee of the Company’s Board of Directors were Messrs. Krzywicki, Edelstein and Gross (Chair). Mr. Edelstein resigned from the Compensation Committee in December 2005. No executive officer of the Company has served as a director or member of the compensation committee of any other entity whose executive officers served as a director or member of the Company’s Compensation Committee.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

This report is submitted by the Compensation Committee of the Board of Directors. During the fiscal year ended January 31, 2006, the Compensation Committee was responsible for reviewing and approving compensation matters concerning the executive officers and key employees of the Company and administering and granting options to the Company’s executive officers and employees under the Company’s stock plans and reviewing and approving compensation matters concerning the executive officers and key employees of the Company.

Overview and Philosophy.  The Company uses its compensation program to achieve the following objectives:

•	to provide compensation that attracts, motivates and retains the talented, high caliber officers and employees necessary to achieve the Company’s strategic objectives, as determined by the Board of Directors;

•	to align the interest of officers with the success of the Company;

•	to align the interest of officers with shareholders by including long-term equity incentives; and

•	to increase the long-term profitability of the Company and, accordingly, increase shareholder value.

Compensation under the executive compensation program is comprised of cash compensation in the form of base salary, bonuses, and long-term incentive awards, generally in the form of share options. In addition, the compensation program includes various other benefits, including medical and insurance plans, the Company’s 401(k) Plan, the 2004 Employee Share Purchase Plan and other employee benefit plans, which plans are generally available to all employees of the Company.

The principal factors which the Compensation Committee considered with respect to each officer’s compensation package for the fiscal year ended January 31, 2006 are summarized below. The Board of Directors or the Compensation Committee may, however, in its discretion, apply different or additional factors in making decisions with respect to executive compensation in future years.

Base Salary.  Compensation levels for each of the Company’s officers, including the Chief Executive Officer, are generally set within the range of salaries that the Compensation Committee believes are paid to officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Compensation Committee takes into account such factors as (i) the Company’s past performance and future expectations, (ii) individual performance and experience, (iii) past salary levels, which includes salaries paid historically by two different companies (SkillSoft PLC, formerly SmartForce PLC, and SkillSoft Corporation), and (iv) minimum salary levels set by employment agreements. The Compensation Committee does not assign relative weights or ranking to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Company’s long-term goals and strategies.

Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation for each officer. Base salary levels for each of the Company’s officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer.

Equity Incentives.  The Compensation Committee believes that share ownership aligns officers’ interests with those of the shareholders. In addition, the Compensation Committee believes that equity ownership by officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers. Long term incentive compensation, generally granted in the form of options, allows the officers to share in any appreciation in the value of the Company’s ADSs.

In making option grants, the Compensation Committee considers general corporate performance, individual contributions to the Company’s financial, operational and strategic objectives, the Chief Executive Officer’s recommendations, level of seniority and experience, existing levels of share ownership, previous grants of options, vesting schedules of options and the current share price.

Effective January 13, 2006, the Board of Directors approved the full acceleration of the vesting of all outstanding share options held by the Company’s employees, other than executive officers and directors. The decision to accelerate vesting of these options was made to avoid recognizing compensation cost related to these options in the Company’s future statements of operations upon the adoption of Statement of Financial Accounting Standards No.  123(R) “Share Based Payment” (SFAS 123(R)). The Board of Directors and the Compensation Committee continue to evaluate the optimal manner in which to use equity incentive compensation in the future in light of SFAS 123(R) and the Company’s personnel needs.

No options have been granted to executives since 2002. The Compensation Committee is contemplating making equity grants to executives during the current fiscal year.

Incentive Bonuses.  In the fiscal year ended January 31, 2006, the Compensation Committee approved executive compensation plans for each of Messrs. Moran, Nine, Darcy, Townsend and McDonald pursuant to which the executive management team were eligible to receive bonuses on a quarterly and annual basis based on the Company’s financial and operational performance. Executive management had the opportunity to earn bonuses on a quarterly basis during the fiscal year ended January 31, 2006 based on the Company achieving specified financial targets related to revenue and earnings per share objectives, and had an annual bonus opportunity tied to the Company achieving specified annual revenue and bookings targets. For the fiscal year ended January 31, 2006, the executive officers received bonuses ranging from 144% to 150% of their target bonuses. Please see “Executive Compensation — Summary Compensation Table” for the bonuses paid to the Company’s Named Executive Officers for the fiscal year ended January 31, 2006.

Other Benefits.  The Company also has various broad-based employee benefit plans. Executive officers may participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a share incentive plan and a 401(k) plan (including matching contributions by the Company), which allows employees to invest in a wide array of funds on a pre-tax basis. The Company also maintains insurance and other benefit plans for its employees, including executive officers of the Company.

Executive Compensation and Compensation of the Chief Executive Officer for the Fiscal Year Ended January 31, 2006.  Executive compensation for the fiscal year ended January 31, 2006 included base salary and the bonus opportunities set forth in the executive compensation plans. The Company’s President and Chief Executive Officer since September 6, 2002, Charles E. Moran, received an annual base salary of $250,000 during the fiscal year ended January 31, 2006 and bonuses under the 2006 Executive Incentive Compensation Program totaling $395,314, or approximately 144% of his target bonus for the fiscal year ended January 31, 2006. The base salary is believed by the Compensation Committee to be at or below the range of salary levels received by executives in a similar capacity in companies of comparable size and stage of development.

Tax Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, the Company structures and administers its option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the stock option plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may not be deductible when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its shareholders, after taking into consideration changing business conditions and the performance of its employees.

By the Compensation Committee of
the Board of Directors of SkillSoft Public
Limited Company

Stewart K.P. Gross
James S. Krzywicki

Stock Performance Graph

The following graph compares the cumulative total return on a percentage basis to shareholders of the Company’s ADSs from January 1, 2001 through January 31, 2006 to the cumulative return on (i) the NASDAQ National Market — U.S.; and (ii) the RDG Technology Composite Index. This graph assumes an investment of $100 on January 1, 2000 in the Company’s ADSs and in each of the other indices, and assumes dividends are reinvested. The measurement points are the last trading day of the fiscal year ended December 31, 2001 and the fiscal years ended January 31, 2003, 2004, 2005 and 2006. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

COMPARISON OF 61 MONTH CUMULATIVE TOTAL RETURN*
AMONG SKILLSOFT PLC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG TECHNOLOGY COMPOSITE INDEX

*	$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending January 31.

	Cumulative Total Return
	12/00	12/01	1/03	1/04	1/05	1/06
SkillSoft PLC	100.00	65.89	7.61	23.16	13.76	15.04
NASDAQ Stock Market (U.S.)	100.00	79.57	55.60	86.72	86.76	97.91
RDG Technology Composite	100.00	73.41	44.70	70.97	65.44	74.53

PROPOSAL ONE — RECEIVE AND CONSIDER THE CONSOLIDATED FINANCIAL
STATEMENTS OF THE COMPANY FOR THE FISCAL YEAR ENDED JANUARY 31, 2006 AND
THE REPORT OF THE DIRECTORS AND AUDITOR THEREON

General

The consolidated financial statements of the Company for the fiscal year ended January 31, 2006 as prepared under Irish GAAP, together with the Report of the Directors and Auditor thereon (collectively, the “Irish GAAP Accounts”), will be presented to and considered by the meeting. The Irish GAAP Accounts are being mailed to the Company’s ordinary shareholders along with this proxy statement. The Board of Directors approved the Irish GAAP Accounts on [August 23], 2006. The Irish GAAP Accounts are being presented to the shareholders at the Annual General Meeting to provide the shareholders an opportunity to consider the Irish GAAP Accounts and ask any relevant and appropriate questions of the representative of the Company’s independent auditor in attendance at the Annual General Meeting.

Proposal One Vote Required

The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, and voting at the Annual General Meeting is required to approve the presentation and consideration of the Irish GAAP Accounts. Unless otherwise instructed, the proxies will vote “FOR” this resolution. Please note, however, a vote “FOR” or “AGAINST” this resolution will have no effect on the approval of the Irish GAAP Accounts by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL ONE

PROPOSAL TWO — RE-ELECTION OF DIRECTOR

General

The Company’s Articles of Association provide that the Company may have up to a maximum number of seven (7) directors, which number may be changed by resolution of its shareholders. The Company currently has seven (7) directors.

At each Annual General Meeting of Shareholders, approximately one-third (1/3) of the existing directors must retire by rotation; however, each such director is eligible for re-election and, if re-elected, shall serve until the next rotation and until his successor is elected and qualified or until such director’s resignation, death or removal. In accordance with the Company’s Articles of Association, Gregory M. Priest and P. Howard Edelstein are now required to retire by rotation. Mr. Edelstein, being eligible, offers himself for re-election. Mr. Priest has informed the Company’s Board of Directors that he will not seek re-election and will retire from the board of directors effective as of the date of the 2006 Annual General Meeting. If Mr. Edelstein is re-elected as a director at the 2006 Annual General Meeting, the board of directors will have one vacancy, which may be filled by a vote of the board of directors or by the shareholders (provided certain nominating procedures are followed).

Proposal Two Vote Required

The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, at the Annual General Meeting and voting on proposal two is required to approve the re-election of P. Howard Edelstein. Unless otherwise instructed, the proxies will vote “FOR” this resolution. Proxies can not be voted for more than one nominee for director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL TWO

PROPOSAL THREE — AUTHORIZATION OF AUDIT COMMITTEE TO FIX THE
REMUNERATION OF THE COMPANY’S AUDITOR

General

The shareholders are being requested to authorize the Audit Committee to fix the remuneration of the Company’s auditor for the fiscal year ending January 31, 2007. United States legislation requires that the Audit Committee have the authority to fix the remuneration of the independent auditor. Ernst & Young (Ireland) has been the Company’s auditor for the purposes of the Irish Companies Acts 1963 to 2005 since September 10, 1993. Ernst & Young LLP audited and reported on the Company’s financial statements for the fiscal year ended January 31, 2006 prepared in accordance with U.S. Generally Accepted Accounting Principals (“GAAP”). Ernst & Young (Ireland) reviewed the audited financial statements for the fiscal year ended January 31, 2006 as part of their procedures related to their review and report on the Skillsoft PLC financial statements for the fiscal year ended January 31, 2006 prepared in accordance with Irish GAAP. A representative of Ernst & Young (Ireland) is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions from shareholders.

Proposal Three Vote Required

The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, at the Annual General Meeting and voting on proposal three is required to authorize the Audit Committee to fix the remuneration of the Company’s auditor. If the resolution is not passed by the affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, the Company will not be authorized to pay the Company’s auditor for the services. Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL THREE

Fees Billed for Services Rendered by Ernst & Young

The following table summarizes the fees of Ernst & Young, the Company’s independent registered public accounting firm, billed to the Company for each of the last two fiscal years:

	Fiscal Year Ended	Fiscal Year Ended
Fee Category	January 31, 2006	January 31, 2005

Audit Fees(1)	$1,492,900	$1,775,600
Audit-Related Fees(2)	$15,000	27,000
Tax Fees(3)	$646,900	$782,500
All Other Fees	$0	$0

Total Fees	$2,154,800	$2,585,100

(1)	Audit fees consist of fees for the audit of the Company’s financial statements, the audit of the Company’s internal control over financial reporting as set forth in Section 404 of the Sarbanes-Oxley Act, the review of the interim financial statements in the Company’s quarterly reports on Form 10-Q, other professional services provided or accrued for in connection with statutory and regulatory filings or engagements for the fiscal years ended January 31, 2006 and January 31, 2005.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of the Company’s financial statements and which are not reported under “Audit Fees.” These services relate to accounting consultations and employee benefit plan audits.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns and claims for refunds, accounted for $458,200 of the total tax fees billed in the fiscal year ended January 31, 2006 and $292,500 of the total tax fees billed in the fiscal year ended January 31, 2005. Tax advice and tax planning services relate to transfer pricing analysis, tax advice, assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice for taxing authorities.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage the Company’s independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by the Company’s independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by the Company’s independent registered public accounting firm. Any approval of services by the Chair of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

PROPOSAL FOUR — INCREASE IN NUMBER OF SHARES UNDER
THE 2002 SHARE OPTION PLAN

General

On August 1, 2006, the Board of Directors adopted, subject to shareholder approval at the Annual General Meeting, an amendment to the 2002 Plan increasing the total number of shares reserved for issuance by an additional 1,400,000 ordinary shares of €0.11 each (the “Additional Shares”) to an aggregate of 8,850,000 ordinary shares of €0.11 each. This amendment to reserve the Additional Shares will not increase the total number of shares that the Company has reserved for future grants under its equity plans and will enable the Company to continue to grant options to employees under the terms and conditions of the 2002 Plan. As of July 31, 2006, options to purchase 856,511 ordinary shares were outstanding under the 2002 Plan.

Under the Company’s 1996 Supplemental Stock Plan (the “1996 Plan”), the Company has in excess of 1,400,000 shares (the “1996 Plan Available Share Pool”) currently available for future issuance. For ease of administration, and to avoid the loss of available shares under the 1996 Plan which will expire by its terms in October 2006, the Company has decided to amend the 1996 Plan to reduce the 1996 Plan Available Share Pool by an aggregate of 1,400,000 shares, contingent upon shareholder approval of this amendment to the 2002 Plan.

On March 23, 2006, at the Extraordinary General Meeting of shareholders, the Company’s shareholders approved an amendment to the 2002 Plan increasing the number of shares reserved for issuance thereunder by 5,100,000 ordinary shares. This amendment did not increase the total number of shares reserved for future grants under the Company’s equity plans. The amendment was effected through a reallocation of shares available for grant under the Company’s other existing share option plans, resulting in amendments to the other plans to reduce the shares issuable thereunder by an aggregate of 5,100,000 ordinary shares.

The Board of Directors believes that the amendment proposed is necessary for the Company to remain competitive in its ability to attract and retain highly skilled employees, including executive officers. Accordingly, the Board of Directors believes that the amendment is essential to the Company’s continued growth and success. The Board of Directors believes that it is in the best interests of the Company and of the Company’s shareholders to approve the amendment to the 2002 Plan so that the Company may continue to provide ongoing incentives to its employees.

Proposal Four Vote Required

The affirmative vote of the holders of a majority of the ordinary shares represented, in person or by proxy, and voting on the proposal at the Annual General Meeting is required to approve the amendment to the 2002 Plan. Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL FOUR

Summary of the 2002 Plan

The 2002 Plan was adopted by the Company’s Board of Directors in June 2002 and approved by its shareholders in July 2002. The 2002 Plan will terminate in June 2012, unless earlier terminated according to its terms.

The following summary of the 2002 Plan is qualified in its entirety by the specific language of the 2002 Plan, a copy of which is available to any shareholder upon written request to the Company’s Secretary.

Purpose of the 2002 Plan.  The purpose of the 2002 Plan is to attract and retain the best available personnel for positions of responsibility with the Company and to provide an additional incentive to the Company’s employees, including executive officers, and consultants.

Shares Subject to the 2002 Plan.  Prior to this amendment, the Board of Directors had reserved a maximum of 7,450,000 of the Company’s ordinary shares for issuance under the 2002 Plan. In the event that an option is not exercised within the periods set forth in an employee’s option agreement after such employee’s termination of employment, the ordinary shares covered by such option will revert to the pool.

Administration.  The 2002 Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors (as applicable, the “Administrator”).

Eligibility.  The 2002 Plan provides for the grant of nonstatutory share options to employees (including directors who are also employees), and consultants of the Company and any parent or subsidiary of the Company. Incentive share options may be granted under the 2002 Plan only to employees (including directors who are also employees) of the Company or any parent or subsidiary of the Company. The Administrator, in its discretion, selects the employees, directors and consultants to whom options may be granted, the time or times at which options will be granted, and the number of shares subject to each such option.

Terms and Conditions of the Options.  Each option is evidenced by a share option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

(a) Term.  The term of an incentive share option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive share option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

(b) Exercise Price.  The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive share option may not be less than 100% of the fair market value of the ordinary shares on the date such option is granted; provided, however, the exercise price of an incentive share option granted to a 10% shareholder may not be less than 110% of the fair market value of the ordinary shares on the date such option is granted. The fair market value of the ordinary shares is generally determined with reference to the closing sale price for the ordinary shares (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

(c) Exercise.  The Administrator determines when options become exercisable and may, in its discretion, accelerate the vesting of any outstanding option. Share options granted under the 2002 Plan generally vest and become exercisable over four years.

(d) Forms of Consideration.  Payment for ordinary shares issued upon exercise of an option may, depending on the terms of the option agreement, consist of cash, check, promissory note, cashless exercise, a reduction in the amount of any company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

(e) Termination of Employment.  If an optionee’s employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the 2002 Plan expire on the earlier of (i) the date set forth in his or her option agreement, which is generally 30 days following such termination and (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

(f) Death or Disability.  If an optionee’s employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the 2002 Plan expire on the earlier of (i) the date set forth in his or her option agreement, which is generally 12 months following such termination or (ii) the expiration date of such option. The optionee (or the optionee’s estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

(g) Nontransferability.  Options granted under the 2002 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

(h) Other Provisions.  The share option agreement may contain other terms, provisions and conditions not inconsistent with the 2002 Plan as may be determined by the Administrator.

Adjustments Upon Changes in Capitalization

If the Company’s shares change by reason of any share split, reverse share split, share dividend, combination, reclassification or other similar change in the Company’s capital structure effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of ordinary shares subject to the 2002 Plan, the number and class of shares of ordinary shares subject to any option outstanding under the 2002 Plan, and the exercise price of any such outstanding option.

In the event of a liquidation or dissolution of the Company, unexercised options will terminate. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee’s options including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution.

In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option will be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume the options or to substitute substantially equivalent options the optionee will have the right to exercise the option as to all the optioned shares, including shares not otherwise exercisable. In such event, the Administrator will notify the optionee that the option is fully exercisable for fifteen (15) days from the date of such notice and that the option terminates upon expiration of such period.

Amendment of the 2002 Plan

The Board may amend, alter, suspend or terminate the 2002 Plan, or any part thereof, at any time and for any reason. However, the Company must obtain shareholder approval for any amendment to the 2002 Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Internal Revenue Code, or any similar rule or statute. No such action by the Board of Directors or shareholders may impair any option previously granted under the 2002 Plan without the written consent of the optionee.

United States Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 2002 Plan. This summary is based on the United States federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all options are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Share Options.  A participant will not have income upon the grant of an incentive share option. Also, except as described below, a participant will not have income upon exercise of an incentive share option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Share Options.” The exercise of an incentive share option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the share acquired under an incentive share option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the share. If a participant sells the share more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the share prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the share for more than one year and otherwise will be short-term. If a participant sells the share at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the share for more than one year and otherwise will be short-term.

Nonstatutory Share Options.  A participant will not have income upon the grant of a nonstatutory share option. A participant will have compensation income upon the exercise of a nonstatutory share option equal to the value of the share on the day the participant exercised the option less the exercise price. Upon sale of the share, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the share on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the share for more than one year and otherwise will be short-term.

Tax Consequences to the Company.  There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Plan Benefits

As of July 31, 2006, approximately 950 persons were eligible to receive options under the 2002 Plan, including the Company’s five executive officers, its employee directors and consultants. The granting of options under the 2002 Plan is discretionary, and the Company cannot now determine the number or type of options to be granted in the future to any particular person or group.

On July 31, 2006, the last reported sale price of the Company’s ADSs on the NASDAQ National Market was $5.79.

PROPOSAL FIVE — APPROVAL OF GRANT OF AUTHORITY TO ALLOT SHARES

General

Under Section 20 of the Companies (Amendment) Act, 1983 of Ireland (the “1983 Act”), the board of directors of the Company may exercise the power to allot shares only if authorized to do so by either the Articles of Association or a resolution of the shareholders of the Company. In either case, any such authorization may only be for a period of five years. The Company’s board of directors is currently authorized to allot and issue the Company’s authorized and unissued shares and treasury shares until September 5, 2007. Resolution five proposes to renew this authority for a period of five years from the date of the Meeting so as to expire on September 27, 2011 unless previously revoked or renewed.

Proposal Five Vote Required

The affirmative vote of the holders of a majority of the outstanding ordinary shares represented and voting at the Annual General Meeting is required to approve this proposal. Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL FIVE

PROPOSAL SIX — APPROVAL OF DISAPPLICATION OF STATUTORY PRE-EMPTION PROVISIONS

General

Unless disapplied, the board of directors’ authority under Section 20 to allot and issue securities is also subject to the requirement of Section 23 of the 1983 Act that any new equity shares to be allotted for cash must first be offered to existing shareholders on a pre-emptive basis. Section 24 of the 1983 Act authorizes the shareholders to disapply the Section 23 pre-emption requirement. Any such disapplication may only be for a period of five years. The Company’s shareholders have previously disapplied the Section 23 pre-emption requirement until September 5, 2007. Resolution six proposes to renew the disapplication of the Section 23 pre-emption requirement until September 27, 2011 unless previously revoked or renewed.

Proposal Six Vote Required

The affirmative vote of the holders of not less than three-fourths (i.e., seventy-five percent (75%)) of the outstanding ordinary shares represented and voting at the Annual General Meeting is required to approve this proposal. Unless otherwise instructed, the proxies will vote “FOR” this resolution. Please note that Resolution six is not a matter for which The Bank of New York may deem that instruction has been given to it to give a discretionary proxy to a person designated by the Company where no instruction is received. Accordingly, with respect to Resolution six, the Bank of New York will not give a discretionary proxy to a person designated by the Company to vote such ordinary shares unless it receives instructions to give such discretionary proxy from the owners of ADSs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL SIX

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership of the Company’s equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such filings by the Company’s directors and executive officers and 10% shareholders or written representations from certain of those persons, the Company believes that all filings required to be made by those persons during the fiscal year ended January 31, 2006 were timely made.

Other Business

The Board of Directors knows of no other business which will be presented for consideration at the Annual General Meeting other than the proposals described above. However, if any other business is properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares covered by such proxy, to the extent permitted by the SEC’s proxy rules, in accordance with their best judgment on such matters.

Shareholder Proposals To Be Presented at the 2007 Annual General Meeting

Proposals of the Company’s shareholders that are intended for possible inclusion in the proxy statement and form of proxy relating to the Company’s 2007 Annual General Meeting of Shareholders must satisfy the conditions established by the SEC for such proposals and must be received at the Company’s U.S. headquarters located at 107 Northeastern Boulevard, Nashua, New Hampshire 03062 no later than [May 1, 2007] or, if the Company changes the date of the 2007 Annual General Meeting by more than 30 days from the 2006 Annual General Meeting, a reasonable time before the Company mails its proxy materials for the 2007 Annual General Meeting.

If matters which shareholders wish to present for action at the 2007 Annual General Meeting of Shareholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act) are not received by the Company by [July 16, 2007] or, if the Company changes the date of the 2007 Annual General Meeting by more than 30 days from the 2006 Annual General Meeting, a reasonable time before the Company mails its proxy materials, the proxies that management solicits for the meeting will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting.

Important Notice Regarding Delivery of Security Holder Documents

Some banks, brokers and other nominee record holders are participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you contact the Company at the following address or phone number: SkillSoft Public Limited Company, 107 Northeastern Boulevard, Nashua, NH 03062 (603-324-3000). If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

By Order of the Board of Directors,

Charles E. Moran,
Chief Executive Officer

[August 30], 2006

The Board of Directors hopes that Members will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Your prompt response will greatly facilitate arrangements for the meeting and your cooperation is appreciated. Members who attend the meeting may vote their shares personally even though they have sent in their proxies.

Appendix A

SKILLSOFT PLC

AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

A.	Purpose

The purpose of the Audit Committee is to assist the Board of Directors’ oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

B.	Structure and Membership

1. Number.  The Audit Committee shall consist of at least three members of the Board of Directors (the “Board”).

2. Independence.  Each member of the Audit Committee (i) except as otherwise permitted by the applicable NASDAQ rules, shall be “independent” as defined by NASDAQ rules, (ii) shall be an Independent Director as defined in the Company’s Corporate Governance Guidelines, (iii) shall meet the criteria for independence set forth in Rule 10A-3(b)(1) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (subject to the exemptions provided in Rule 10A-3(c)), and (iv) shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

In addition, a majority of the members of the Audit Committee shall consist of directors who joined the committee as a result of or after the merger of a subsidiary of the Company with SkillSoft Corporation in September 2002.

3. Financial Literacy.  Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, and understand the accounting principles generally accepted in the United States that are relevant to the Company’s financial reporting, particularly those generally accepted accounting principles that affect revenue recognition by companies that sell or lease software licenses. In addition, at least one member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4. Chair.  Unless the Board elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

5. Compensation.  The compensation of Audit Committee members shall be as determined by the Board or the Compensation Committee. No member of the Audit Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board or a committee of the Board.

6. Selection and Removal.  Members of the Audit Committee shall be appointed by the Board, upon the recommendation of the Nominating and Corporate Governance Committee. The Board may remove members of the Audit Committee from such Committee, with or without cause.

C.	Authority and Responsibilities

General

The Audit Committee shall serve as a channel of communication between the independent auditor and the Board and shall discharge its responsibilities and assess the information provided by the Company’s management and the Company’s auditor and reporting accountants (the “independent auditor”), in accordance with its business judgment. The Audit Committee shall have full access to all Company books and personnel. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditors are responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

The Audit Committee shall cause the Company to refrain, without the approval of the Audit Committee, from hiring any partner or senior manager of the Company’s independent auditor within two years of that person’s performance of audit services for the Company.

Oversight of Independent Auditors

1. Selection.  The Audit Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints. The independent auditor shall be rotated every five years, unless the Audit Committee determines, based upon its consideration of the information obtained through the Audit Committee activities described in this Charter, that not rotating independent auditing firms is in the Company’s best interests. This determination:

(A) shall be documented, setting forth the reasons therefor;

(B) shall be made after an independent auditing firm has performed three consecutive audits of the Company’s annual financial statements, beginning with the audit for the fiscal year ending January 31, 2005; and

(C) shall be repeated and documented every five years thereafter.

2. Independence.  The Audit Committee shall take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall review at least annually the auditor’s independence, and obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the independent auditor.

3. Compensation.  The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee shall review at least annually the independent auditor’s compensation. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

4. Preapproval of Services.  The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

5. Oversight.  The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting.

(A) In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

(B) The Audit Committee shall consider major changes and other major questions of choice respecting the appropriate auditing and accounting principles and practices, whether under generally accepted accounting principles or regulatory accounting principles, to be used in the preparation of the Company’s audited financial statements.

(C) The Audit Committee shall obtain and review, at least annually, a report by the Company’s independent auditor describing: the independent auditing firm’s internal quality control procedures; any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the auditor and the Company.

(D) The Audit Committee shall review at least annually the proposed terms of independent auditor’s engagement.

Audited Financial Statements

6. Review and Discussion.  The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

The Audit Committee shall meet separately with management and the Company’s independent auditor prior to the filing of each Form 10-K or Form 10-Q to discuss, among other things, the appropriateness of the Company’s accounting policies.

7. Recommendation to Board Regarding Financial Statements.  The Audit Committee shall review the Company’s annual financial statements, any certification, report, opinion, or review rendered by the independent auditor in connection with those financial statements, and any significant disputes between management and the independent auditor that arose in connection with the preparation of those financial statements and consider whether it will recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

8. Audit Committee Report.  The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy or information statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

9. Independent Auditor Review of Interim Financial Statements.  The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

10. Oversight.  The Audit Committee shall consider, in consultation to the extent appropriate with the Company’s management and independent auditor, the adequacy of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. In particular, the Audit Committee shall:

(A) review the components of internal control, including control environment, risk assessment, control activities, information and communication, and monitoring, to determine that such components are designed to provide reasonable systems and processes to provide adequate financial reporting and compliance with corporate policies and legal and regulatory requirements.

(B) oversee internal control systems, including the creation, distribution and/or implementation of procedures for monitoring compliance and methods for disseminating information regarding such systems.

(C) in the event it becomes aware of any material departure from internal control programs:

(i) reasonably determine whether all appropriate corrective actions have been taken in response thereto;

(ii) review any management override of internal control programs, and take the steps necessary to reasonably determine that such action or override will not occur in the future without Board or committee approval; and

(iii) review the process for reporting deficiencies in the Company’s internal control structure to reasonably assure that appropriate senior Company employees are informed of any such deficiencies.

(D) review corrective actions taken by the Company when significant internal control problems are reported to the Board or the Audit Committee to reasonably determine whether such actions are sufficient under the circumstances.

(E) require and review periodic evaluations of the Company’s internal control structures to reasonably ensure that:

(i) components of the Company’s internal control are regularly evaluated;

(ii) such evaluations are performed by qualified personnel; and

(iii) such evaluations have reasonable scope and depth of coverage and are conducted with sufficient frequency.

(F) receive and review the reports of the Chief Executive Officer and Chief Financial Officer required by Rule 13a-14 of the Exchange Act.

11. Procedures for Complaints.  The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

12. Related-Party Transactions.  The Audit Committee shall review all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis and all such transactions must be approved by the Audit Committee.

13. Additional Powers.  The Audit Committee shall have such other duties as may be delegated from time to time by the Board.

D.	Procedures and Administration

1. Meetings.  The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities and, in any event, at least four times per year. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management; and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

The Audit Committee shall meet, without the presence of any Company employees, at least annually with the Company’s independent auditor to review the results of each external audit of the Company, the audit report, any related management letter, and management’s responses to recommendations made by the independent auditor in connection with the audit.

2. Subcommittees.  The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3. Reports to Board.  The Audit Committee shall report regularly to the Board.

4. Review and Amendment of Charter.  At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval. Any proposed amendment must be recommended to the Independent Directors by a vote of two-thirds of the members of the Nominating and Corporate Governance Committee and must then be approved by a vote of two-thirds of the Independent Directors.

5. Independent Advisors.  The Audit Committee is authorized, without further action by the Board, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6. Investigations.  The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7. Funding.  The Audit Committee is empowered, without further action by the Board, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

8. Annual Self-Evaluation.  At least annually, the Audit Committee shall evaluate its own performance.

As most recently updated by the Board of Directors on May 24, 2006.

Appendix B
SKILLSOFT PLC
2002 SHARE OPTION PLAN
(Amended September __, 2006)
1. Purposes of the Plan. The purposes of this 2002 Share Option Plan are:
•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Inside Directors and Consultants, and

•	to promote the success of the Company’s business.
     Options granted under the Plan may be Incentive Share Options or Nonstatutory Share Options, as determined by the Administrator at the time of grant.
2. Definitions. As used herein, the following definitions shall apply:
     (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.
     (b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Ordinary Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan and the laws of Ireland.
     (c) “Board “ means the Board of Directors of the Company.
     (d) “Change in Control” means the occurrence of any of the following events:
(i)	Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii)	A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv)	The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
     (e) “Code” means the Internal Revenue Code of 1986, as amended.

     (f) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.
     (g) “Company” means SmartForce Public Limited Company, a public limited company organized under the laws of Ireland.
     (h) “Consultant” means any natural person, including an advisor, engaged by the company or a Parent or Subsidiary to render services to such entity.
     (i) “Director” means a member of the Board.
     (j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
     (k) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Share Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Share Option held by the Optionee shall cease to be treated as an Incentive Share Option and shall be treated for tax purposes as a Nonstatutory Share Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
     (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     (m) “Fair Market Value” means, as of any date, the value of Ordinary Shares determined as follows:
(i)	If the Ordinary Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such Ordinary Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	If the Ordinary Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for Ordinary Shares on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	In the absence of an established market for Ordinary Shares, the Fair Market Value shall be determined in good faith by the Administrator.
     (n) “Incentive Share Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
     (o) “Inside Director” means a Director who is an Employee.
     (p) “Nonstatutory Share Option” means an Option not intended to qualify as an Incentive Share Option.
     (q) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option. The Notice of Grant is part of the Option Agreement.
     (r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
     (s) “Option” means an option for Ordinary Shares granted pursuant to the Plan.

     (t) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
     (u) “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.
     (v) “Optioned Share” means one of the Ordinary Shares subject to an Option.
     (w) “Optionee” means the holder of an outstanding Option granted under the Plan.
     (x) “Ordinary Shares” means the Ordinary Shares and/or related American Depository Shares of the Company.
     (y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
     (z) “Plan” means this 2002 Share Option Plan.
     (aa) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
     (bb) “Section 16(b)” means Section 16(b) of the Exchange Act.
     (cc) “Service Provider” means an Employee, Inside Director or Consultant.
     (dd) “Share” means a share of the Ordinary Shares, as adjusted in accordance with Section 13 of the Plan.
     (ee) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
3. Ordinary Shares Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Ordinary Shares that may be optioned and sold under the Plan is 8,850,000 Ordinary Shares. The Ordinary Shares shall be authorized, but unissued Ordinary Shares.
     If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Ordinary Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Ordinary Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan.
4. Administration of the Plan.
     (a) Procedure.
(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)	Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)	Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)	Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

     (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
(i)	to determine the Fair Market Value;

(ii)	to select the Service Providers to whom Options may be granted hereunder;

(iii)	to determine the number of Ordinary Shares to be covered by each Option granted hereunder;

(iv)	to approve forms of agreement for use under the Plan;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Ordinary Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)	to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Ordinary Shares covered by such Option shall have declined since the date the Option was granted;

(vii)	to institute an Option Exchange Program;

(viii)	to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(ix)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(x)	to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(xi)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(xii)	to make all other determinations deemed necessary or advisable for administering the Plan.
     (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.
5. Eligibility. Nonstatutory Share Options may be granted to Service Providers. Incentive Share Options may be granted only to Employees.
6. Limitations.
     (a) Each Option shall be designated in the Option Agreement as either an Incentive Share Option or a Nonstatutory Share Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Ordinary Shares with respect to which Incentive Share Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Share Options. For purposes of this Section 6(a), Incentive Share Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Ordinary Shares shall be determined as of the time the Option with respect to such Ordinary Shares is granted.

     (b) Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.
     (c) The following limitations shall apply to grants of Options:
(i)	No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,500,000 Ordinary Shares.

(ii)	In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Ordinary Shares, which shall not count against the limit set forth in subsection (i) above.

(iii)	The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12.

(iv)	If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.
7. Term of Plan. Subject to Section 18 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.
8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Share Option, the term shall be up to ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Share Option granted to an Optionee who, at the time the Incentive Share Option is granted, owns Ordinary Shares representing more than ten percent (10%) of the total combined voting power of all classes of Ordinary Shares of the Company or any Parent or Subsidiary, the term of the Incentive Share Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.
9. Option Exercise Price and Consideration.
     (a) Exercise Price. The per share exercise price for the Ordinary Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:
(i)	In the case of an Incentive Share Option
(A) granted to an Employee who, at the time the Incentive Share Option is granted, owns Ordinary Shares representing more than ten percent (10%) of the voting power of all classes of Ordinary Shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.
(B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.
(ii)	In the case of a Nonstatutory Share Option, the per Share exercise price shall be determined by the Administrator, subject to compliance with Applicable Laws. In the case of a Nonstatutory Share Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii)	Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction, subject to compliance with Applicable Laws.
     (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.
     (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, subject to compliance with Applicable Laws. In the case of an Incentive Share Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:
(i)	cash;

(ii)	check;

(iii)	promissory note;

(iv)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v)	a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vi)	any combination of the foregoing methods of payment; or

(vii)	such other consideration and method of payment for the issuance of Ordinary Shares to the extent permitted by Applicable Laws.
10. Exercise of Option.
     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence.
     An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Ordinary Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of (i) the Optionee, or if requested by the Optionee, in the name of the Optionee and his or her spouse, or in the name of a third party as the Optionee’s nominee to hold the shares issued on exercise on Optionee’s behalf and subject to the Optionee’s directions. Until the Ordinary Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a Shareholder shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Ordinary Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.
     Exercising an Option in any manner shall decrease the number of Ordinary Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Ordinary Shares as to which the Option is exercised.
     (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.
     (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Ordinary Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.
     (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised following the Optionee’s death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to the Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s death. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Ordinary Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Ordinary Shares covered by such Option shall revert to the Plan.
11. Transferability of Options. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.
12. Adjustments Upon Changes in Capitalization, Merger or Change in Control.
     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Ordinary Shares that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option and the number of Ordinary Shares as well as the price per Ordinary Shares covered by each such outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued Ordinary Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Ordinary Shares, or any other increase or decrease in the number of issued Ordinary Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Ordinary Shares subject to an Option.
     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Shares covered thereby, including Ordinary Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.
     (c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

     In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Shares, including Ordinary Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.
     For the purposes of this subsection (c), the Option shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Option immediately prior to the merger or Change in Control, the consideration (whether Ordinary Shares, cash, or other securities or property) received in the merger or Change in Control by holders of Ordinary Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Ordinary Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Ordinary Shares in the merger or Change in Control.
13. Date of Grant. The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.
14. Amendment and Termination of the Plan.
     (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
     (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.
     (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.
15. Conditions Upon Issuance of Shares.
     (a) Legal Compliance. Ordinary Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Ordinary Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
     (b) Investment Representations. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Ordinary Shares are being purchased only for investment and without any present intention to sell or distribute such Ordinary Shares if, in the opinion of counsel for the Company, such a representation is required.
16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Ordinary Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Ordinary Shares as to which such requisite authority shall not have been obtained.
17. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Ordinary Shares as shall be sufficient to satisfy the requirements of the Plan.

18. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

Appendix C
SKILLSOFT PUBLIC LIMITED COMPANY (the “Company”)
THIS PROXY FOR THE ANNUAL GENERAL MEETING IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned Member of the Company, a public limited company incorporated under the laws of Ireland, hereby acknowledges receipt of the Notice of Annual General Meeting of Shareholders and proxy statement, dated August [30], 2006 and hereby appoints Ferdinand von Prondzynski and Jennifer M. Caldwell, and each of them, proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Company’s Annual General Meeting to be held at 8.30 a.m. on September 28, 2006 at the offices of Maples and Calder, Solicitors, 40 Lower Baggot Street, Dublin 2, Ireland, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof and in their discretion upon such other matters as may properly come before the Annual General Meeting, including for the avoidance of doubt, any proposal to adjourn all or any matters proposed for consideration at the meeting.
NOTES:
1. A proxy may (i) vote on a show of hands or on a poll, (ii) demand or join in demanding a poll and (iii) speak at the Annual General Meeting.
2. In the case of a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized.
3. In the case of joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. The vote of the senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members of the Company in respect of the joint holding.
4. To be effective, the proxy form and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of such power or authority must be deposited with the Company’s Registrars, Computershare Investor Services (Ireland) Limited, P.O. Box 954, Heron House, Corrig Road, Sandyford Industrial Estate, Dublin 18, Ireland not less than 48 hours before the time appointed for the holding of the Annual General Meeting (i.e. 8.30am on September 26, 2006) or adjourned Annual General Meeting.
5. Any alterations made to this proxy form should be initialed.
6. On a poll a person entitled to more than one vote need not use all his, her or its votes or cast all the votes he, she or it uses in the same way.

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PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY IN THE ENVELOPE PROVIDED.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 TO 6 SET FORTH BELOW AND AS SAID PROXIES DEEM APPROPRIATE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS:		For	Against	Abstain
1.	To receive and consider the consolidated financial statements of the Company for the fiscal year ended January 31, 2006 and the Report of the Directors and Auditor thereon.	☐	☐	☐

2.	To re-elect as a director Mr. P. Howard Edelstein who retires by rotation.	☐	☐	☐

3.	To authorize the Audit Committee to fix the remuneration of the Company’s auditor for the fiscal year ending January 31, 2007.	☐	☐	☐

4.	To amend the Company’s 2002 Share Option Plan (“2002 Plan”) to increase the total number of shares reserved for issuance thereunder by 1,400,000 ordinary shares of € 0.11 each (to 8,850,000 ordinary shares of € 0.11 each).	☐	☐	☐

5.	To generally and unconditionally authorise the directors of the Company to allot relevant securities of the Company up to an amount equal to but not exceeding the authorised but unissued share capital of the Company.	☐	☐	☐

6.	To empower the directors of the Company to allot equity securities of the Company as if Section 23(1) of the Companies Amendment Act, 1983 did not apply to any such allotment.	☐	☐	☐

MARK HERE IFYOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING	☐	MARK HERE, AND INDICATE BELOW, FOR A CHANGE OF ADDRESS	☐
Please sign exactly as name appears below. When shares are held by joint holders, the signature of any one of them will suffice, but the names of all joint holders should be shown. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, this form must be executed either under its Common Seal or under the hand of an officer or attorney duly authorized. If a partnership, please sign in partnership name by an authorized person.

Date:	,	2006	Date:	,	2006

Signature:	Signature:

(Print Name):	(Print Name):

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